Exhibit 1.1

Execution Version

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

August 19, 2026

J.P. Morgan Securities LLC 270 Park Avenue New York, New York 10017	Mizuho Securities USA LLC 1271 Avenue of the Americas New York, NY 10020
BofA Securities, Inc. One Bryant Park New York, New York 10036	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	Nomura Securities International, Inc. 309 West 49th Street New York, NY 10019
BTIG, LLC 65 East 55th Street New York, New York 10022	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, FL 33716
Cantor Fitzgerald & Co. 110 East 59th Street New York, NY 10022	RBC Capital Markets, LLC 200 Vesey Street, 8th Floor New York, New York 10281
Capital One Securities, Inc. 299 Park Avenue, 29 & 31 Floor New York, New York 10167	StoneX Financial Inc. 230 Park Ave, 10th Floor New York, NY 10169
Compass Point Research & Trading, LLC 2300 N Street, NW, Suite 450 Washington, DC 20037	Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001
Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215	Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001
Jefferies LLC 520 Madison Avenue New York, New York 10022
As Agents and/or Forward Sellers
JPMorgan Chase Bank, National Association 270 Park Avenue New York, New York 10017	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036
Bank of America, N.A. One Bryant Park New York, NY 10036	Nomura Global Financial Products, Inc. 309 West 49th Street New York, NY 10019

B. Riley Securities, Inc. 299 Park Avenue, 21st Floor New York, New York 10171	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, FL 33716
CF Secured, LLC 110 East 59th Street New York, NY 10022	Royal Bank of Canada 200 Vesey Street, 8th Floor New York, New York 10281
Huntington Securities, Inc. 41 South High Street Columbus, Ohio 43215	StoneX Financial Inc. 230 Park Ave, 10th Floor New York, NY 10169
Jefferies LLC 520 Madison Avenue New York, New York 10022	Truist Bank 50 Hudson Yards, 70th Floor New York, New York 10001
Mizuho Markets Americas LLC 1271 Avenue of the Americas New York, NY 10020	Wells Fargo Bank, National Association 500 West 33rd Street, 14th Floor New York, New York 10001
As Forward Purchasers

Ladies and Gentlemen:

FrontView REIT, Inc., a Maryland corporation (the “Company”), and FrontView Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), each confirm their respective agreement with each of J.P. Morgan Securities LLC, BofA Securities, Inc., B. Riley Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Compass Point Research & Trading, LLC, Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, Truist Securities, Inc., and Wells Fargo Securities, LLC, each as sales agent in connection with the offering and sale of Issuance Shares (as defined below) and/or as principal under any Terms Agreement (as defined below) (in any such relevant capacity, each an “Agent,” and collectively, the “Agents”), JPMorgan Chase Bank, National Association, Bank of America, N.A., B. Riley Securities, Inc., CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., Royal Bank of Canada, StoneX Financial Inc., Truist Bank, and Wells Fargo Bank, National Association, each as forward purchaser under any Forward Contract (as defined below) (in such capacity, each a “Forward Purchaser,” and collectively, the “Forward Purchasers”), and J.P. Morgan Securities LLC, BofA Securities, Inc., B. Riley Securities, Inc., Cantor Fitzgerald & Co., Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc. (acting through BTIG, LLC as its agent), Raymond James & Associates, Inc., RBC Capital Markets, LLC, StoneX Financial Inc., Truist Securities, Inc., and Wells Fargo Securities, LLC, each as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Shares (as defined below) (in such capacity, each a “Forward Seller,” and collectively, the “Forward Sellers”), with respect to the offering and/or issuance and sale from time to time, in the manner and subject to the terms and conditions described below in this Amended and Restated Distribution Agreement (this “Agreement”), of shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate actual gross sales price (the “Gross Sales Price”) of up to $125.0 million (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. As of the date of Agreement, the Company has sold shares of Common Stock having an aggregate gross sales price of approximately $50.7 million under the distribution agreement, dated February 27, 2026 and as a result, approximately $74.3 million is available for future issuance and sale as of the date hereof. The Issuance Shares (as defined below) and the Forward Hedge Shares (as defined below) offered and sold pursuant to this Agreement shall be referred to herein as the “Shares.”

The Company may also enter into one or more non-contingent forward transactions (the “Non-Contingent Forward”) with any of the Forward Purchasers or contingent forward transactions (the “Contingent Forward”) with Jefferies LLC, JPMorgan Chase Bank, National Association, Bank of America, N.A., B. Riley Securities, Inc., Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Royal Bank of Canada, Truist Bank, and Wells Fargo Bank, National Association, each as a Forward Purchaser (in such capacity, each a “Contingent Forward Purchaser”, and collectively, the “Contingent Forward Purchasers”), in each case, pursuant to separate master forward confirmations (each in substantially the form attached hereto as Exhibit F or Exhibit G, as applicable, and with such changes therein as the parties thereto may agree, a “Master Forward Confirmation”) and the applicable supplemental confirmation in respect of the applicable forward transaction (each substantially in the form of Exhibit A attached to the applicable Master Forward Confirmation and with such changes therein as the parties thereto may agree (a “Supplemental Confirmation”)).

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Nos. 333-292002 and 333-292002-01) (the “registration statement”) for the registration of the Shares and other securities of the Company and the Operating Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), which was declared effective on December 17, 2025; and such registration statement sets forth the terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. “Basic Prospectus” means the prospectus, dated December 18, 2025, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus; “Prospectus Supplement” means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date of its first use in connection with a public offering or sale of Shares pursuant hereto (or such earlier time as may be required under the Act), in the form furnished by the Company to the Agents, the Forward Purchasers and the Forward Sellers in connection with the offering of the Shares; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provision of Section 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectus” has the meaning set forth in Section 3(b) of this Agreement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. References in this Agreement to financial statements or other information that is “contained,” “included,” “described,” “set forth” or “provided” in the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus and any similar references shall, unless stated otherwise, include any information incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act.

For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the following respective meanings:

“Actual Sold Forward Amount” means, for any Forward Hedge Selling Period for any Forward, the number of Forward Hedge Shares that a Forward Seller has sold during such Forward Hedge Selling Period.

“Contingent Forward” has the meaning set forth in the second paragraph above.

“Contingent Forward Quote” has the meaning set forth in Section 2(h).

“Contingent Forward Quote Request” means a quote request delivered pursuant to Section 2(h) by the Company to a Forward Purchaser and Forward Seller requesting a Contingent Forward Quote.

“Exchange” means the New York Stock Exchange.

“Forward” means a Non-Contingent Forward or a Contingent Forward, as the context requires.

“Forward Contract” means, for each Forward, whether a Non-Contingent Forward or a Contingent Forward, the contract evidencing such Forward between the Company and the Forward Purchaser, which shall be comprised of the applicable Master Forward Confirmation and the related Supplemental Confirmation for such Forward.

“Forward Date” means any Trading Day that a Forward Placement Notice is delivered pursuant to Section 2(h).

“Forward Hedge Amount” means the aggregate Sales Price of the Forward Hedge Shares to be sold by the Forward Seller with respect to any Non-Contingent Forward as specified in the Forward Placement Notice for such Non-Contingent Forward, subject to the terms and conditions of this Agreement.

“Forward Hedge Price” means, for (x) any Non-Contingent Forward, the product of (i) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Non-Contingent Forward; and (ii) the “Volume-Weighted Hedge Price” (as defined in the applicable Master Forward Confirmation) for such Non-Contingent Forward and (y) any Contingent Forward, the product of (i) an amount equal to one (1) minus the Forward Hedge Selling Commission Rate for such Contingent Forward; and (ii) the Initial Forward Price for such Contingent Forward (subject to below caveat regarding the definition of “Volume Weighted Hedge Price”).

“Forward Hedge Selling Commission” means, for (x) any Non-Contingent Forward, the product of (i) the Forward Hedge Selling Commission Rate for such Non-Contingent Forward and (ii) the “Volume-Weighted Hedge Price” (as defined in the applicable Master Forward Confirmation) for such Non-Contingent Forward and (y) for any Contingent Forward, the product of (i) the Forward Hedge Selling Commission Rate for such Contingent Forward and (ii) the Initial Forward Price for such Contingent Forward (subject to below caveat regarding the definition of “Volume Weighted Hedge Price”).

“Forward Hedge Selling Commission Rate” means, for any Forward Contract, the rate specified in the related Forward Placement Notice, not to exceed 2.0%.

“Forward Hedge Selling Period” means (x) in the case of a Non-Contingent Forward, the period of consecutive Trading Days (as determined by the Company in its sole discretion and specified in the applicable Forward Placement Notice) beginning on, and including, the Trading Day immediately following the Trading Day on which such Forward Placement Notice is delivered pursuant to Section 2(h) and (y) in the case of a Contingent Forward, the period beginning on the date of a Transaction Acceptance with respect to such Contingent Forward and ending on the earlier to occur of (i) the Sales Period Outside Date (as defined in the Forward Placement Notice) and (ii) the date that the Forward Seller has finished selling the Maximum Transaction Number of Shares specified in the Forward Placement Notice underlying such Contingent Forward; provided, that if, prior to the scheduled end of any Forward Hedge Selling Period, (A) any event occurs that would permit a Forward Purchaser to designate a “Scheduled Trading Day” as a “Early Termination Date” or “Termination Settlement Date” (as each such term is defined in the applicable Master Forward Confirmation) under, and pursuant to, the provisions of the applicable Master Forward Confirmation or (B) an “Insolvency Filing” (as such term is defined in the applicable Master Forward Confirmation) occurs, then the Forward Hedge Selling Period shall immediately terminate as of the first such occurrence (or, if later, when persons at the Forward Seller responsible for executing sales of Forward Hedge Shares become aware of such occurrence). “Forward Hedge Settlement Date” means the second Trading Day (or such earlier day as is industry practice for regular-way trading) following each Trading Day during the applicable Forward Hedge Selling Period on which a Forward Seller sells any Forward Hedge Shares pursuant to this Agreement.

“Forward Hedge Shares” means all shares of Common Stock borrowed by a Forward Purchaser or its affiliate and offered and sold by the applicable Forward Seller in connection with any Forward that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Forward Placement Notice” means a written notice to a Forward Purchaser and a Forward Seller delivered in accordance with this Agreement that contains the information required by Section 1(g) and specifies that it relates to a Forward substantially in the applicable form attached hereto as Exhibit F, in the case of a Non-Contingent Forward, or Exhibit G, in the case of a Contingent Forward, or such other form as the Company, the applicable Forward Purchaser and the applicable Forward Seller may agree. A Forward Placement Notice in connection with a Contingent Forward may only be delivered upon mutual agreement between a Forward Purchaser and the Company of the terms therein following receipt by the Company of a Contingent Forward Quote.

“Forward Settlement Shares” means all shares of Common Stock to be delivered by the Company pursuant to the settlement of any Forward.

“Issuance Shares” means all shares of Common Stock issued and sold through an Agent in accordance with the terms and conditions of this Agreement and all shares of Common Stock issued and sold to an Agent in its capacity as principal under any Terms Agreement.

“Master Forward Confirmation” means, as applicable, the Master Forward Confirmation governing a Non-Contingent Forward (substantially in the form attached as Exhibit F) or a Contingent Forward (substantially in the form attached as Exhibit G).

“Non-Contingent Forward” has the meaning set forth in the introductory paragraph above.

“Sales Price” means, for each Forward Hedge Share or each Issuance Share, the actual sale execution price of each Forward Hedge Share or Issuance Share, respectively, sold by a Forward Seller or an Agent, as applicable, on the Exchange, in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Settlement Date” means any Forward Hedge Settlement Date or any Issuance Settlement Date (as defined below).

“Trading Day” means any day which is a trading day on the Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Volume-Weighted Hedge Price” (i) means, with respect to any Non-Contingent Forward, the Volume-Weighted Hedge Price as defined in the applicable Master Forward Confirmation for Non-Contingent Forwards and (ii) with respect to any Contingent Forward, references in this Agreement to the Volume-Weighted Hedge Price shall be deemed to refer to the “Initial Share Price” as defined in the applicable Master Forward Confirmation for Contingent Forwards, except to the extent the context requires otherwise or the applicable Forward Placement Notice or Supplemental Confirmation provides otherwise.

The Company, the Operating Partnership and each Agent, Forward Purchaser and Forward Seller agree as follows:

1.
Sale of Issuance Shares and Forward Hedge Shares. Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein and provided the Company provides the applicable Agent, Forward Purchaser and Forward Seller with any due diligence materials and information reasonably requested by such Agent, Forward Purchaser or Forward Seller or its counsel necessary for such Agent, Forward Purchaser or Forward Seller to satisfy its due diligence obligations, the Company and the Agents, the Forward Purchasers and the Forward Sellers agree that the Company may from time to time seek to (i) sell Issuance Shares through the Agents, acting as sales agent or as principal under any Terms Agreement, and (ii) offer Forward Hedge Shares through the Forward Purchasers and the Forward Sellers so long as the Company enters into a Master Forward Confirmation with any Forward Purchaser, provided, however, that a Non-Contingent Forward may only be entered into using a Master Forward Confirmation in the form set forth in Exhibit F and a Contingent Forward may only be entered into using a Master Forward Confirmation in the form set forth in Exhibit G, as follows:
(a)
On any Trading Day selected by the Company, the Company and the applicable Agent shall enter into an agreement in accordance with Section 2 hereof regarding the number of Issuance Shares to be placed by such Agent, as agent, and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Company may also offer to sell the Issuance Shares directly to an Agent, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto (with such changes thereto as may be agreed upon by the Company and such Agent to accommodate a transaction involving more than one Agent), relating to such sale in accordance with Section 2(g) of this Agreement (each such transaction being referred to as a “Principal Transaction”).
(b)
Subject to the terms and conditions set forth below, the Company appoints each Agent as agent in connection with the offer and sale of Issuance Shares in any Agency Transactions entered into hereunder. Each Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, to sell such Issuance Shares in accordance with the terms and subject to the conditions hereof and of the applicable Transaction Acceptance (as defined below). Neither the Company nor any Agent shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through the Agents, and each of the Agents shall be obligated to use its respective commercially reasonable efforts, consistent with its normal trading and sales practices and as provided herein and in the applicable Transaction Acceptance, to place Issuance Shares issued by the Company only if and when the Company makes a Transaction Proposal (as defined below) to such Agent related to such an Agency Transaction and a Transaction Acceptance related to such Agency Transaction has been delivered to the Company by such Agent as provided in Section 2 below.
(c)
Each Agent, as agent in any Agency Transaction, hereby covenants and agrees, severally and not jointly, not to make any sales of the Issuance Shares on behalf of the Company pursuant to this Agreement other than (i) (A) by means of ordinary brokers’ transactions (whether or not solicited), (B) directly on or through a national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (C) in privately negotiated or over-the-counter transactions, or (D) through a combination of any such methods (such transactions are hereinafter referred to as “At the Market Offerings”), and (ii) such other sales of the Issuance Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and such Agent in writing.
(d)
If Shares are to be sold in an Agency Transaction in an At the Market Offering, the applicable Agent will confirm in writing to the Company the number of Issuance Shares sold on any Trading Day and the related Gross Sales Price and Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Trading Day.
(e)
If the Company shall default on its obligation to deliver Shares to an Agent pursuant to the terms of any Agency Transaction or Terms Agreement, other than as a result of bad faith or willful misconduct of such Agent, the Company shall (i) indemnify and hold harmless such Agent and its successors and assigns from and against any and all losses, claims, damages, liabilities and expenses arising from or as a result of such default by the Company, and (ii) notwithstanding any such default, pay to such Agent the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.
(f)
The Company and the Operating Partnership acknowledge and agree that (i) there can be no assurance that an Agent will be successful in selling the Shares, (ii) no Agent shall incur any liability or obligation to the Company, the Operating Partnership or any other person or entity if it does not sell Shares for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) no Agent shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by such Agent and the Company in a Terms Agreement.
(g)
In connection with any Transaction Acceptance relating to a Forward Placement Notice, and subject to the terms of Section 2(h), no later than the opening of the Trading Day next following the last Trading Day of each Forward Hedge Selling Period (or, if earlier, the date on which any Forward Hedge Selling Period is terminated in accordance with the terms of this Agreement or the applicable Master Forward Confirmation), the Forward Purchaser shall execute and deliver to the Company, and the Company shall execute and return to the Forward Purchaser, a Supplemental Confirmation in respect of the Non-Contingent Forward for such Forward Hedge Selling Period, which “Supplemental Confirmation” shall set forth (i) in the case of a Non-Contingent Forward, the “Trade Date” for such Non-Contingent Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the last Trading Day of such Forward Hedge Selling Period), the “Effective Date” for such Non-Contingent Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date one Settlement Cycle (as such term is defined in the applicable Master Forward Confirmation) immediately following the last Trading Day of such Forward Hedge Selling Period), the initial “Base Amount” for such Non-Contingent Forward (which shall, subject to the terms of the Master Forward Confirmation, be the Actual Sold Forward Amount for such Forward Hedge Selling Period), the “Maturity Date” for such Non-Contingent Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the date that follows the last Trading Day of such Forward Hedge Selling Period by the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Non-Contingent Forward, which number of days, months or years shall in no event be less than three months nor more than two years), the “Forward Price Reduction Dates” for such Non-Contingent Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Non-Contingent Forward), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward Price Reduction Amounts” in the Forward Placement Notice for such Non-Contingent Forward), the “Spread” for such Non-Contingent Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Initial Forward Price” for such Non-Contingent Forward (which shall be determined as provided in the applicable Master Forward Confirmation), the “Volume-Weighted Hedge Price,” the “Specified Borrow Rate,” the “Maximum Specified Borrow Rate,” the “Forward Shares,” the “Threshold Number of Shares” and the “Notice Settlement Number,” and (ii) in the case of a Contingent Forward, the “Trade Date” for such Contingent Forward, the “Maturity Date” for such Contingent Forward (which shall, subject to the terms of the applicable Master Forward Confirmation, be the number of days, months or years set forth opposite the caption “Term” in the Forward Placement Notice for such Contingent Forward, which number of days, months or years shall in no event be less than three months nor more than two years), the “Forward Price Reduction Dates” for such Contingent Forward (which shall be each of the dates set forth below the caption “Forward Price Reduction Dates” in the Forward Placement Notice for such Contingent Forward), the “Forward Price Reduction Amounts” corresponding to such Forward Price Reduction Dates (which shall be each amount set forth opposite each “Forward Price Reduction Date” and below the caption “Forward

Price Reduction Amounts” in the Forward Placement Notice for such Contingent Forward), the “Spread” for such Contingent Forward (which shall be the amount set forth opposite the term “Spread” in the Forward Placement Notice), the “Maximum Transaction Number of Shares”, the “Initial Forward Price” for such Contingent Forward (which shall be determined as provided in the applicable Master Forward Confirmation), the “Initial Share Price” for such Contingent Forward (which shall be determined as provided in the applicable Master Forward Confirmation), the “Contingency Premium” (as defined in the Forward Contract for a Contingent Forward), the “Forward Hedge Selling Commission Rate,” the “Spread,” the “Sales Period Outside Date” (as defined in the Forward Contract for a Contingent Forward), the “Contingent Forward Exclusivity End Date” (as defined in the Forward Contract for a Contingent Forward), the “Maximum Number of Shares” for each Component and the related “Contingency Expiration Date” for such Component, (each, as defined in the Forward Contract for a Contingent Forward).
(h)
For each Forward, the Company shall be obligated to enter into a Forward Contract with the Forward Purchaser, and (i) the Forward Purchaser or its affiliate shall be obligated to use commercially reasonable efforts to borrow, in the case of a Non-Contingent Forward, the Forward Hedge Shares specified in the Forward Placement Notice or, in the case of a Contingent Forward, the agreed Maximum Transaction Number of Shares specified in the Forward Placement Notice, and otherwise in accordance with the terms of such Forward Placement Notice and Master Forward Confirmation and (ii) the Forward Seller shall use commercially reasonable efforts consistent with its normal trading and sales practices to sell, in the case of a Non-Contingent Forward, the Forward Hedge Shares specified in the Forward Placement Notice or, in the case of a Contingent Forward , the agreed Maximum Transaction Number of Shares (as defined in a Forward Placement Notice) underlying such Contingent Forward, pursuant to such Forward but only if and when the Company delivers a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser and the Forward Seller have accepted such Forward Placement Notice as provided in Section 2(h). The Company shall have the right, in its sole discretion, to request that the Forward Seller and Forward Purchaser amend at any time and from time to time any Forward Placement Notice, and if such amendment is accepted by the Forward Purchaser and the Forward Seller, each of the Forward Purchaser and the Forward Seller shall, as soon as reasonably practicable after receiving notice of such amendment, modify its offers to sell or borrow, as applicable, consistent with any amendment notice; provided, however, that (i) in the case of a Non-Contingent Forward, the Company may not amend the Forward Hedge Amount if such amended Forward Hedge Amount is less than the Actual Sold Forward Amount as of the date of such amendment, and (ii) the Company shall not have the right to amend a Forward Placement Notice after the related “Supplemental Confirmation” has been delivered to the Company. In addition, the Company shall in no event request that an Agent or Forward Purchaser not party to the relevant Master Forward Confirmation (or its affiliated Forward Seller) sell any Shares during any Unwind Period (as defined in the applicable Master Forward Confirmation).
(i)
Each of the Company, the Operating Partnership, the Forward Purchasers and the Forward Sellers acknowledge and agree that: (i) there can be no assurance that the Forward Purchaser will be successful in borrowing or that the Forward Seller will be successful in selling Forward Hedge Shares; (ii) a Forward Seller will incur no liability or obligation to the Company or the Operating Partnership, the Forward Purchaser or any other person if it does not sell Forward Hedge Shares borrowed by the Forward Purchaser for any reason other than a failure by the Forward Seller to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares as required under this Agreement; and (iii) the Forward Purchaser will incur no liability or obligation to the Company, the Operating Partnership, the Forward Seller or any other person if it does not borrow Forward Hedge Shares for any reason other than a failure by the Forward Purchaser or its affiliate to use commercially reasonable efforts to borrow such Forward Hedge Shares as required under this Agreement. Notwithstanding anything herein to the contrary, a Forward Purchaser’s obligation to use commercially reasonable efforts to borrow or cause its affiliate to borrow all or any portion of the Forward Hedge Shares (and a Forward Seller’s obligation to use commercially reasonable efforts consistent with its normal trading and sales practices to sell such portion of the Forward Hedge Shares) for any Forward hereunder shall be subject in all respects to the provisions of the applicable Master Forward Confirmation. In acting hereunder, any Forward Seller will be acting as agent for the Forward Purchaser and not as principal.
(j)
If Shares are to be sold in a Forward, the applicable Forward Seller will confirm in writing to the Company the Actual Sold Forward Amount sold on any Trading Day and the related Gross Sales Price no later than the opening of trading on the immediately following Trading Day.
2.
Transaction Acceptances and Terms Agreements.
(a)
The Company may, from time to time during the term of this Agreement, propose to an Agent that they enter into an Agency Transaction to be executed on a specified Trading Day or over a specified period of Trading Days, which proposal shall be made to such Agent either by email or telephone (confirmed promptly by email) from any of the individuals listed as an authorized representative of the Company on Schedule A hereto to make such sales and shall set forth the information specified below (each, a “Transaction Proposal”). If such Agent agrees to the terms of such proposed Agency Transaction or if the Company and such Agent mutually agree to modified terms for such proposed Agency Transaction, then such Agent shall promptly deliver to the Company by email a notice (each, along with any acceptance of a Forward Placement Notice related to a Contingent Forward or a Non-Contingent Forward, as the case may be, pursuant to Section 2(h), a “Transaction Acceptance”) confirming the terms of such proposed Agency Transaction as set forth in such Transaction Proposal or setting forth the modified terms for such proposed Agency Transaction as agreed by the Company and such Agent, as the case may be, whereupon such Agency Transaction shall become a binding agreement between the Company and such Agent. Each Transaction Proposal shall specify:
(i)
the Trading Day(s) on which the Issuance Shares subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);
(ii)
the maximum number of Issuance Shares to be sold by such Agent (the “Specified Number of Issuance Shares”) on, or over the course of, such Purchase Date(s), or as otherwise agreed between the Company and such Agent and documented in the relevant Transaction Acceptance; and
(iii)
the lowest price, if any, at which the Company is willing to sell Issuance Shares on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Proposal shall not set forth a Specified Number of Issuance Shares, the Gross Sales Price of which, when added to the aggregate Gross Sales Price of Shares previously purchased and to be purchased pursuant to pending Transaction Acceptances (if any) hereunder and any Terms Agreements, results or could result in an aggregate Gross Sales Price that exceeds the Maximum Amount nor shall it set forth a Floor Price which is lower than the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof. The Company shall have responsibility for maintaining records with respect to the aggregate Gross Sales Price of Shares sold and for otherwise monitoring the availability of Issuance Shares for sale under the Registration Statement and for insuring that the aggregate Gross Sales Price of Shares offered and sold does not exceed, and the price at which any Issuance Shares are offered or sold is not lower than, the Maximum Amount and the minimum price authorized from time to time by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, respectively. In the event that more than one Transaction Acceptance with respect to any Purchase Date(s) is delivered by the applicable Agent to the Company, the latest Transaction Acceptance shall govern any sales of Issuance Shares for the relevant Purchase Date(s), except to the extent of any action taken by the Company occurring pursuant to a prior Transaction Acceptance and prior to the delivery to the Company of the latest Transaction Acceptance. The Company or the applicable Agent may, upon notice to the other such party either by email or telephone (confirmed promptly by email), suspend or terminate the offering of the Issuance Shares pursuant to Agency Transactions for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Issuance Shares sold hereunder prior to the giving of such notice or their respective obligations under any Terms Agreement. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Issuance Shares shall be sold on more than one Purchase Date, then the Company and the applicable Agent shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in or confirmed by, as the case may be, the relevant Transaction Acceptance and be binding to the same extent as any other terms contained therein.

(b)
The Purchase Date(s) in respect of the Issuance Shares deliverable pursuant to any Transaction Acceptance shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance. Except as otherwise agreed between the Company and an Agent, such Agent’s commission for any Issuance Shares sold through such Agent pursuant to this Agreement shall be at a mutually agreed rate, not to exceed 2.0%, of the Gross Sales Price of the Issuance Shares, which commission shall be set forth in or confirmed by, as the case may be, the applicable Transaction Acceptance; provided, however, that such commission shall not apply when an Agent acts as principal, in which case such commission or a discount shall be set forth in the applicable Terms Agreement. Notwithstanding the foregoing, in the event the Company engages an Agent for a sale of Issuance Shares in an Agency Transaction that would constitute a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act or a “block” within the meaning of Rule 10b-18(a)(5) under the Exchange Act, the Company will provide such Agent, at such Agent’s request and upon reasonable advance notice to the Company, on or prior to the Issuance Settlement Date (as defined below), the opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 5 of this Agreement, each dated the Issuance Settlement Date, and such other documents and information as such Agent shall reasonably request, and the Company and such Agent will agree to compensation that is customary for such Agent with respect to such transaction. The Gross Sales Price less the applicable Agent’s commission and after deduction for any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of the sale of the applicable Issuance Shares is referred to herein as the “Net Sales Price.”
(c)
Payment of the Net Sales Price for Issuance Shares sold by the Company on any Purchase Date pursuant to a Transaction Acceptance shall be made to the Company by wire transfer of immediately available funds to the account of the Company (which the Company shall provide to the applicable Agent at least one Trading Day prior to the applicable Agency Settlement Date (as defined below)) against delivery of such Issuance Shares to such Agent’s account, or an account of such Agent’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Company and such Agent. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time) on the first Trading Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance or as agreed to by the Company and such Agent) following each Purchase Date (each, an “Agency Settlement Date”).
(d)
If, as set forth in or confirmed by, as the case may be, the related Transaction Acceptance, a Floor Price has been set by the Company with respect to a Purchase Date, and the applicable Agent thereafter determines and notifies the Company that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through such Agent, and such Agent shall not be obligated to place, the Issuance Shares proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Company and such Agent otherwise agree in writing.
(e)
If either the Company or an Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Issuance Shares, it shall promptly notify the other party and sales of the Issuance Shares under this Agreement, any Transaction Acceptance or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Issuance Shares, the Company and such Agent shall each calculate the average daily trading volume (as defined under “ADTV” by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by the Company and the applicable Agent.
(f)
If the Company wishes to issue and sell the Issuance Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify the applicable Agent of the proposed terms of the Principal Transaction. If such Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and such Agent shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.
(i)
The terms set forth in a Terms Agreement shall not be binding on the Company or an Agent unless and until the Company and such Agent have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of any such Terms Agreement shall control.
(g)
Each sale of the Issuance Shares to an Agent in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Issuance Shares to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Issuance Shares by such Agent. The commitment of an Agent to purchase the Issuance Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Issuance Shares to be purchased by the applicable Agent pursuant thereto, the price to be paid to the Company for such Issuance Shares, any provisions relating to rights of, and default by, underwriters, if any, acting together with such Agent in the reoffering of the Issuance Shares, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, an “Issuance Settlement Date”) and place of delivery of and payment for such Issuance Shares.
(h)
Subject to the terms and conditions set forth in this Agreement and any Forward Contract, on any Trading Day, the Company may deliver (i) a Forward Placement Notice, solely by email, executed by an authorized officer of the Company or (ii) a “Contingent Forward Quote Request”, which quote request shall be made to such Forward Purchaser and a Forward Seller either by email or telephone (confirmed promptly by email) from any of the individuals listed as an authorized representative of the Company on Schedule A hereto, to a Forward Purchaser and a Forward Seller. In the case of a Contingent Forward, upon receipt of a Contingent Forward Quote Request, one or more Forward Purchasers (acting in their sole discretion), if they wish to do so, may provide non-binding, indicative terms for such Contingent Forward, including the reference price, initial forward price, reference contingency premium, expected initial delta, proposed “Maximum Transaction Number of Shares,” contingency expiration schedule, proposed “Sales Period Outside Date” and any other relevant term (a “Contingent Forward Quote”). The Company (acting in its sole discretion), if it wishes to do so, may accept the terms proposed in such Contingent Forward Quote, as modified by agreement between the Company and such Contingent Forward Purchaser prior to such acceptance by delivering a Forward Placement Notice to one (but not more than one) Forward Purchaser. The Forward Placement Notice shall contain the terms in the agreed Contingent Forward Quote and each other relevant term. The Forward Purchaser and the Forward Seller may accept the Forward Placement Notice by email to one of the individuals at the Company named on Schedule A hereto, as such Schedule may be amended from time to time, confirming the terms of such Forward Placement Notice. Upon the delivery of a Forward Placement Notice to the Forward Purchaser and the Forward Seller and the Forward Purchaser’s and the Forward Seller’s acceptance of such Forward Placement Notice through a Transaction Acceptance confirming the terms of such Forward Placement Notice, and unless the sale of the Forward Hedge Shares described therein has been suspended or otherwise terminated in accordance with the terms of this Agreement or the Master Forward Confirmation, the Forward Purchaser or its affiliate will use commercially reasonable efforts to borrow Forward Hedge Shares up to the amount specified and the Forward Seller will use commercially reasonable efforts consistent with its normal trading and sales practices to sell such Forward Hedge Shares, and otherwise in accordance with the terms of such Forward Placement Notice. The number of Forward Hedge Shares that the Forward Purchaser or its affiliate shall use commercially reasonable efforts to borrow and that the Forward Seller shall use commercially reasonable efforts to sell pursuant to such Forward shall have an aggregate actual sale execution price equal to (x) in the case of a Non-Contingent Forward, the Forward Hedge Amount set forth in the Forward Placement Notice accepted by the Forward Purchaser and the Forward Seller and (y) in the case of a Contingent Forward, the product of the Actual Sold Forward Amount of such Forward and the Gross Sales Price for such Actual Sold Forward Amount.
(i)
No Forward Placement Notice may be delivered if an ex-dividend date or ex-date, as applicable for any dividend or distribution payable by the Company on the Common Stock, is scheduled to occur during the period from, but excluding, the first Scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last Scheduled Trading Day of such Forward Hedge Selling Period.
(j)
Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction, a Principal Transaction or in connection with a Forward Placement Notice) and, by notice to each Agent, Forward Purchaser and Forward Seller given either by email or telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and none of the Agents, the Forward Purchasers or the Forward Sellers shall be obligated to offer or sell any Shares, (i) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Company’s Common Stock by any of its officers or directors, (ii) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (iii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10‑K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(k)
The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares by the Company shall be effected only by or through one Agent, Forward Purchaser or Forward Seller on any Trading Day.

(l)
Anything in this Agreement to the contrary notwithstanding, the Company shall not authorize the issuance and sale of, and no Agent, as sales agent shall be obligated to use its commercially reasonable efforts, consistent with its normal trading and sales practices, to sell, any Issuance Shares at a price lower than the then-applicable minimum price, or in a number with an aggregate Gross Sales Price in excess of the Maximum Amount, authorized from time to time to be issued and sold under this Agreement and any Terms Agreements, in each case by the Company’s board of directors or, if permitted by applicable law and the Company’s charter and by-laws, a duly authorized committee thereof, or in a number in excess of the number of Shares approved for listing on the Exchange, or with an aggregate Gross Sales Price in excess of the maximum aggregate offering price for the Issuance Shares available for issuance on the Registration Statement or as to which the Company has paid the applicable registration fee, it being understood and agreed by the parties hereto that compliance with any such limitations shall be the sole responsibility of the Company.
(m)
Each Agent, Forward Purchaser and Forward Seller hereby acknowledges and agrees that, to the extent that the economics of any Agency Transaction or Forward pursuant to this Agreement and any Terms Agreement are shared among two or more Agents, the Forward Purchasers or the Forward Sellers, the representations, warranties and agreements of the Company herein contained shall operate to the benefit of each Agent, Forward Purchaser and Forward Seller who participates in such Agency Transaction or Forward, and by accepting participation in any such Agency Transaction or Forward pursuant to the terms hereof, each such Agent, Forward Purchaser and Forward Seller agrees that the terms of the Master Agreement Among Underwriters of the Agent who originates such Agency Transaction or Forward shall apply thereto.
(n)
Each sale of Forward Hedge Shares will be settled as between the Forward Purchaser and the Forward Seller on each applicable Forward Hedge Settlement Date following the relevant Forward Date. On or before each Forward Hedge Settlement Date, the Forward Purchaser will, or will cause its transfer agent to, electronically transfer the Forward Hedge Shares being offered and sold by crediting the Forward Seller or its designee’s account at the Depository Trust Company through DWAC, or by such other means of delivery as may be mutually agreed upon by the Forward Purchaser and the Forward Seller and, upon receipt of such Forward Hedge Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, the Forward Seller shall deliver to the Forward Purchaser the related portion of the Forward Hedge Price in same day funds delivered to an account designated by the Forward Purchaser prior to the relevant Forward Hedge Settlement Date.
3.
Representations, Warranties and Agreements of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to, and agrees with, each of the Agents, the Forward Purchasers and the Forward Sellers on and as of (i) the date hereof, (ii) each date on which the Company receives a Transaction Acceptance (the “Time of Acceptance”), (iii) each date on which the Company executes and delivers a Terms Agreement, (iv) each Time of Sale (as defined in Section 3(a)), (v) each Settlement Date, and (vi) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (vi), a “Representation Date”), as follows:
(a)
The Registration Statement was filed as a shelf registration statement on Form S-3 with the Commission and was declared effective by the Commission on December 17, 2025; no order suspending the effectiveness of the Registration Statement has been issued under the Act, no order suspending the use of the Prospectus or any Permitted Free Writing Prospectus has been issued and no proceeding for any of those purposes have been initiated or, to the knowledge of the Company or the Operating Partnership, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, and as of each other Representation Date, the Registration Statement and any such post-effective amendment complied and will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby comply with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Operating Partnership make no representation or warranty with respect to any statement made in or omitted from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus based upon and made in conformity with information relating to any Agent, Forward Purchaser or Forward Seller furnished to the Company in writing by or on behalf of such Agents, the Forward Purchasers or the Forward Sellers expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus. For purposes of this Agreement, as of the date hereof, the only information so furnished shall be the names of the Agents, the Forward Purchasers and the Forward Sellers in the Prospectus (the “Counterparty Information”). In the event that, at a later date, the parties hereto agree in writing that any additional information shall constitute Counterparty Information, such information shall automatically be incorporated into this Section 3(a) as Counterparty Information. “Time of Sale” means (i) (x) with respect to each offering of Issuance Shares pursuant to this Agreement, the time of the Agents’ initial entry into contracts with investors for the sale of such Issuance Shares and (y) with respect to each offering in connection with a Forward Placement Notice, the time of the Forward Sellers’ initial entry into contracts with investors for the sale of such Forward Hedge Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Issuance Shares.
(b)
Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of each Agent, Forward Purchaser and Forward Seller, until the termination of this Agreement, it (including its agents and representatives, other than the Agents in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares, each such communication by the Company or its agents and representatives, an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act), other than any Permitted Free Writing Prospectus made pursuant to this Agreement, any Terms Agreement, or in connection with any Forward Placement Notice. Any such free writing prospectus relating to the Shares consented to by the Agents, the Forward Purchasers and the Forward Sellers (including, for the avoidance of doubt, any Free Writing Prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement or in connection with a particular Forward) is hereinafter referred to as a “Permitted Free Writing Prospectus”. Any Permitted Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the

Act and the applicable rules and regulations of the Commission thereunder. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 under the Act, satisfies the requirements of Section 10 of the Act; the Company is not disqualified, by reason of Rule 164(f) or (g) under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company was not as of each eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement and this Agreement and is not an “ineligible issuer”. The Company has paid or, no later than the business day after the date of this Agreement, will pay the registration fee for the offering of the Maximum Amount of Shares pursuant to Rule 457 under the Act.
(c)
The Incorporated Documents, when they were filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed during the term of this Agreement and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)
The financial statements of the Company and its consolidated subsidiaries and the related schedules and notes thereto, included or incorporated by reference in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act, as applicable, have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved covered thereby, except for any normal year-end adjustments in the Company’s quarterly financial statements, and present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; the financial statements of the businesses or properties acquired or proposed to be acquired (if any) included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as of the applicable Representation Date comply in all material respects with the applicable requirements of the Act or the Exchange Act, as applicable, and present fairly in all material respects the financial position of the relevant businesses or properties set forth therein, have been prepared in conformity with GAAP applied on a consistent basis, and otherwise have been prepared in all material respects in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired; and any selected or summary financial information included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown therein. Any pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.
(e)
Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except as otherwise stated therein, (i) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Operating Partnership and each of their respective subsidiaries, taken as a whole, from that set forth in the Prospectus, (ii) except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Company, the Operating Partnership and each of their respective subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, (iii) except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, none of the Company, the Operating Partnership and each of their respective subsidiaries has purchased or redeemed any of its outstanding capital stock or partnership interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, other than (i) regular quarterly dividends on the Common Shares in amounts per share that are materially consistent with past practice and (ii) any dividends or distributions to enable the Company to remain in compliance with the applicable rules for qualification as a REIT under the Code and to avoid the imposition of any entity level taxes, in each case as determined in the Company’s reasonable discretion, and (iv) there has not been any material change in the capital stock, partnership interests, limited liability company interests, short-term debt or long-term debt of the Company, the Operating Partnership and each of their respective subsidiaries, taken as a whole.
(f)
The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and to enter into and perform its obligations under this Agreement, any Terms Agreement or any Forward Contract. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, or on the performance by the Company, the Operating Partnership and their respective subsidiaries of their respective obligations under this Agreement (“Material Adverse Effect”). The Operating Partnership has been duly formed, is validly existing as a limited partnership in good standing under the laws of the State of Delaware, and has the partnership power and authority to own, lease and operate its properties and to conduct its business as described in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and to enter into and perform its obligations under this Agreement and each Forward Contract, to the extent it is a party to such agreements. The Operating Partnership is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership. As of the date hereof, the Company does not own or control, directly or indirectly, any corporation, association or other entity that is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the subsidiaries listed in Exhibit 21 to the Company’s most recent Annual Report on Form 10-K incorporated by reference in the Registration Statement.

(g)
The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement and the Prospectus. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement and the Prospectus. The shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The certificates, if any, to be used to evidence the Common Stock, including the Shares, will, at each Representation Date, be in due and proper form and will comply in all material respects with all applicable legal requirements, including the requirements of Maryland law, the charter and bylaws of the Company and the Exchange. Except as disclosed in the Registration Statement and the Prospectus, (i) no shares of Common Stock are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for Common Stock or any other ownership interests of the Common Stock, and (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other ownership interests of the Company.
(h)
This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, and any Terms Agreement or Forward Contract will have been duly authorized, executed and delivered by the Company.
(i)
The Shares to be issued and/or sold hereunder (including any Forward Hedge Shares) or under any Terms Agreement, and any Shares or Forward Settlement Shares to be sold or issued in connection with a Forward, have been duly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement, in any Terms Agreement or in any Forward Contract, as the case may be, will be validly issued, fully paid and non-assessable and will conform in all material respects to the description thereof in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and the issuance of the Shares will not be subject to any preemptive or similar rights.
(j)
This Agreement conforms and each Terms Agreement and Forward Contract will conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus.
(k)
Neither the Company, the Operating Partnership or any of their respective subsidiaries is (i) in violation of its charter, by-laws or other Organizational Documents (as defined below), (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company, the Operating Partnership, or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company, the Operating Partnership, or any of their respective subsidiaries is subject, except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, the Operating Partnership or any of their respective subsidiaries or any of their respective properties, assets or operations, except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. As used herein, the term “Organizational Documents” means, (i) with respect to a corporation, its charter and by-laws, (ii) with respect to a limited or general partnership, its partnership agreement and certificate of partnership (or similar document), (iii) with respect to a limited liability company, its limited liability company agreement and certificate of limited liability company (or similar document), and (iv) with respect to any other entity, its similar organizational documents.

(l)
The execution, delivery and performance of this Agreement by the Company, the Operating Partnership and their respective subsidiaries and their consummation, as applicable, of the transactions contemplated herein, and in the Prospectus and any Permitted Free Writing Prospectus have been duly authorized by all necessary corporate or other action and do not and will not (i) result in any violation of any law, statute, rule, regulation, judgment, order, writ or decree of any governmental authority (except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect) or the provisions of the Organizational Documents, or (ii) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company, the Operating Partnership, or any of their respective subsidiaries pursuant to, such agreements or instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any of their respective subsidiaries.
(m)
No consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company and the Operating Partnership of their respective obligations under this Agreement, any Terms Agreement or any Forward Contract, the issuance and/or sale of the Shares and the consummation of the transactions contemplated by this Agreement, any Terms Agreement or any Forward Contract, except such as have been already obtained or as may be required under the Securities Act and the rules and regulations of the Commission thereunder, the rules of the Exchange, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).
(n)
No legal, governmental or regulatory proceedings, actions, investigations, demands, claims, suits, arbitrations or inquiries (collectively, “Proceedings”) pending or, to the knowledge of the Company and the Operating Partnership, threatened to which the Company, the Operating Partnership or any of their respective subsidiaries is a party or to which any of the properties of the Company, the Operating Partnership or any of their respective subsidiaries is subject (i) other than Proceedings accurately described in all material respects in each of the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses and proceedings that would not, singly or in the aggregate, have a Material Adverse Effect, or (ii) that are required to be described in the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses or any document incorporated by reference therein and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses or to be filed as exhibits to the Registration Statement or any document incorporated by reference therein that are not described or filed as required.
(o)
The accounting firm that certified the financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (“PCAOB”) and as required by the Act.
(p)
(i) The Company, the Operating Partnership and each of their respective subsidiaries have good and marketable fee simple title to, or leasehold interest under a lease in, all the real properties, or any part thereof, owned by them (collectively, and with all buildings, structures and other improvements located thereon and all easements, rights and other appurtenances thereto, the “Properties”) free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims or equities of any kind other than those that (A) are described in Registration Statement, the Prospectus or Permitted Free Writing Prospectuses, or (B) will not, singly or in the aggregate, materially affect the value of such Property and do not materially interfere with the use made and proposed to be made of such Property by the Company, the Operating Partnership and each of their respective subsidiaries; (ii) except as would not, individually or in the aggregate, result in a Material Adverse Effect, all of the leases and subleases material to the business of the Company, the Operating Partnership and each of their respective subsidiaries, considered as one enterprise, and under which the Company, the Operating Partnership and each of their respective subsidiaries, are in full force and effect, and none of the Company, the Operating Partnership or each of their respective subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership or any of their respective subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership or any of their respective subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease; (iii) each of the Properties complies with all applicable codes, ordinances, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for failures to the extent disclosed in the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses and except for such failures to comply that would not, individually or in the aggregate, reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company, the Operating Partnership and each of their respective subsidiaries; (iv) except as otherwise set forth in or described in the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses, the mortgages and deeds of trust encumbering the Properties are not convertible into debt or equity securities of the entity owning such Property or of the Company, the Operating Partnership, or each of their respective subsidiaries, and such mortgages and deeds of trust are not and will not be cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company, the Operating Partnership and each of their respective subsidiaries; (v) none of the Company, the Operating Partnership or any of their respective subsidiaries has received from any governmental authorities any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Company, the Operating Partnership or any of their respective subsidiaries knows of any such condemnation or zoning change which is threatened and, in each case, which if consummated would reasonably be expected to materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company, the Operating Partnership or any of their respective subsidiaries; (vi) neither the Company, the Operating Partnership or any of their respective subsidiaries has received written notice of proposed material special assessment or any proposed change in any property tax, zoning or land use law or availability of water affecting any Property that would materially affect the value of such Property or interfere in any material respect with the use made or proposed to be made of such Property by the Company, the Operating Partnership or any of their respective subsidiaries; (vii) except as would not individually or in the aggregate materially affect the value of such property or interfere in any material respect with the use made and proposed to be made of such property by the Company, the Operating Partnership and their respective subsidiaries, there are no encroachments upon any Property by improvements on an adjacent property, and none of the improvements on any Property encroach on any adjacent property, streets or alleys; and (viii) except as set forth in the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses, none of the Company, the Operating Partnership or any of their respective subsidiaries holds any Property under a ground lease, and true and complete copies of each ground lease described in the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses have been provided to the Agents, the Forward Purchasers and the Forward Sellers or their counsel.
(q)
(i) Except as would not, singly or in the aggregate, have a Material Adverse Effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole, the Company, the Operating Partnership and their respective subsidiaries own or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (ii) the Intellectual Property Rights owned by the Company, the Operating Partnership and their respective subsidiaries and, to the Company’s and the Operating Partnership’s knowledge, the Intellectual Property Rights licensed to the Company, the Operating Partnership and their respective subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the Company’s or the Operating Partnership’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (iii) neither the Company, the Operating Partnership, nor any of their respective subsidiaries has received any notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect on the Company, the Operating Partnership and their respective subsidiaries, taken as a whole; (iv) to the Company’s or the Operating Partnership’s knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by the Company, the Operating Partnership and their respective subsidiaries; (v) neither the Company, the Operating Partnership, nor any of their respective subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company, the Operating Partnership and their respective subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company, the Operating Partnership and any of their applicable subsidiaries, and to the Company’s or the Operating Partnership’s knowledge no such agreement has been breached or violated; and (vii) the Company, the Operating Partnership and their respective subsidiaries use, and have used, commercially reasonable efforts to appropriately maintain all information intended to be maintained as a trade secret.
(r)
No relationship, direct or indirect, exists between or among the Company, the Operating Partnership, or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company, the Operating Partnership or any of their respective subsidiaries, on the other hand, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents or in any Permitted Free Writing Prospectus.
(s)
Neither the Company nor the Operating Partnership is required, and after giving effect to the offering and sale of the Shares, settlement of any Forward Contract, the receipt and application of the proceeds thereof and any Contingency Premium (as defined below), in each case as described in each of the Registration Statement, the Prospectus or Permitted Free Writing Prospectuses will be required, to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(t)
The Company and its current subsidiaries (i) have paid all material federal, state, local and foreign taxes (whether imposed directly or through withholding and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, and have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, other than, in each case, with respect to taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) have established adequate reserves for all material taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. Except as otherwise disclosed in each of the Registration Statement and the Prospectus, no tax deficiency has been asserted against the Company or any of its current subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and in each case, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.
(u)
The Company, the Operating Partnership and each of their respective subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and neither the Company, the Operating Partnership, or any of their respective subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.
(v)
No material labor dispute with the employees of the Company, the Operating Partnership, any of their respective subsidiaries exists, or, to the knowledge of the Company or the Operating Partnership, is imminent; and the Company and the Operating Partnership are not aware of any existing, threatened or imminent labor disturbance by the employees of any of its, or any of their respective subsidiary’s principal suppliers, manufacturers or contractors, in each case, that would, singly or in the aggregate, have a Material Adverse Effect.
(w)
The Company, the Operating Partnership and their respective subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws (including common law), rules, regulations, decisions, judgments, decrees, orders and other legally enforceable requirements relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, chemicals, pollutants, contaminants, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) have not received written notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. Except as described in each of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, (i) there is no pending or, to the Company’s and the Operating Partnership’s knowledge, threatened Proceeding against the Company, the Operating Partnership or their respective subsidiaries under any Environmental Laws, other than such Proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (ii) to the Company’s and the Operating Partnership’s knowledge, after due inquiry, there are no, facts, issues, events or circumstances relating to Hazardous Materials or any Environmental Laws that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company, the Operating Partnership and their respective subsidiaries, and (iii) none of the Company, the Operating Partnership or their respective subsidiaries anticipates that material capital expenditures for environmental control facilities will be required in the current or succeeding fiscal years or in any further periods as may be material.
(x)
(i) The Company, the Operating Partnership and their respective subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, the Operating Partnership or any of their respective subsidiaries or ERISA Affiliates would have any liability; (iii) the Company, the Operating Partnership and each of their respective subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (iv) each “employee benefit plan” for which the Company, the Operating Partnership and each of their respective subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively the “Code”) is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in each case, as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company, the Operating Partnership or any of their respective subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company, the Operating Partnership or any of their respective subsidiaries is a member.
(y)
Commencing with the Company’s short taxable year that ended on December 31, 2024, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code, and its actual method of operation as described in the Registration Statement has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 2026 and subsequent years. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, as applicable, are true, complete and correct in all material respects.
(z)
The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and are designed to ensure that material information required to be disclosed by the Company and its subsidiaries in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding disclosure, and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(aa)
The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, since the Company’s inception, there has been (i) no material weakness in the Company’s internal control over financial reporting other than the material weakness which was reported in our Annual Report on Form 10-K for the year ended December 31, 2024, and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (it being understood that these clauses (i) and (ii) shall not require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith as of an earlier date than it would otherwise be required to do so under applicable law). The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (y) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (z) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(bb)
The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement or the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.
(cc)
The Company, the Operating Partnership and each of their respective subsidiaries are insured by insurers of nationally recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, and all such insurance is in full force and effect; none of the Company, the Operating Partnership and any of their respective subsidiaries has been refused any insurance coverage sought or applied for; neither the Company, the Operating Partnership, or any of their subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.
(dd)
None of the Company, the Operating Partnership or any of their respective subsidiaries, or to the knowledge of the Company or the Operating Partnership, any director, officer, any agent, affiliate, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee)
The operations of the Company, the Operating Partnership or their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company, the Operating Partnership or any of their respective subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their respective subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(ff)
Neither the Company nor any of its subsidiaries, or, to the knowledge of the Company, any director, officer, any agent, affiliate, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their respective subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, the Operating Partnership or any of their respective subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, as of the date of this Agreement, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since April 24, 2019, the Company, the Operating Partnership and any of their respective subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(gg)
(i) Except as would not, singly or in the aggregate, have a Material Adverse Effect, the Company, the Operating Partnership and each of their respective subsidiaries have complied and are presently in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company, the Operating Partnership and their respective subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations,” and such data, “Data”); (ii) the Company and the Operating Partnership have not received any written notification of or written complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation and that, singly or in the aggregate, would have a Material Adverse Effect; and (iii) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s and the Operating Partnership’s knowledge, threatened alleging non-compliance with any Data Security Obligation. The Company, the Operating Partnership and each of their respective subsidiaries have taken all commercially reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of the Company’s, the Operating Partnership’s and each of their respective subsidiaries’ businesses. Without limiting the foregoing, the Company, the Operating Partnership and their respective subsidiaries have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and reasonably prevent material breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or Data used in connection with the operation of the Company’s, the Operating Partnership’s and each of their respective subsidiaries’ businesses (“Breach”). There has been no such Breach (except for those that have been remedied without material cost, liability or obligation), and the Company, the Operating Partnership and each of their respective subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such material Breach.
(hh)
No subsidiary of the Company (including the Operating Partnership) is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
(ii)
None of the Company, the Operating Partnership or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Agent, Forward Purchaser or Forward Seller for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(jj)
Except as otherwise disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company, the Operating Partnership and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(kk)
None of the Company, the Operating Partnership or any of their respective subsidiaries or other controlled affiliates has taken, directly or indirectly, any action which is designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or a violation of Regulation M under the Exchange Act.
(ll)
There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications filed as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(mm)
Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(nn)
As of each Settlement Date, the Shares to be sold under this Agreement, any Terms Agreement or in connection with any Forward Placement Notice, and any Forward Settlement Shares to be issued in connection with any Forward Contract, will be duly listed, subject only to official notice of issuance, on the Exchange.
(oo)
The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) thereunder.
(pp)
Any certificate signed by any officer or other authorized representative of the Company or any subsidiary of the Company and delivered to an Agent, Forward Purchaser or Forward Seller or to counsel to the Agent, Forward Purchaser or Forward Seller pursuant to or in connection with this Agreement, any Terms Agreement or any Forward Contract shall be deemed a representation and warranty by the Company to such Agent, Forward Purchaser or Forward Seller as to the matters covered thereby.
(qq)
None of the Company, the Operating Partnership or their subsidiaries is a “covered foreign person” as that term is used in the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation (which, as of the date of this Agreement, are codified at 31 C.F.R. § 850.101 et seq.) (the “Outbound Investment Rules”). None of the Company, the Operating Partnership or their subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, if the Company were a U.S. person or (iii) any other activity that would cause the Agent, the Forward Seller or the Forward Purchaser to be in violation of the Outbound Investment Rules or cause the Agent, the Forward Seller or the Forward Purchaser to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
4.
Certain Covenants of the Company and Operating Partnership. The Company and the Operating Partnership hereby agree with each of the Agents, the Forward Purchasers and the Forward Sellers:
(a)
For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of Shares, before using or filing any Permitted Free Writing Prospectus and before using or filing any amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to each Agent, Forward Purchaser and Forward Seller a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing with the Commission or using any such Permitted Free Writing Prospectus, amendment or supplement and the Company will not use or file any such Permitted Free Writing Prospectus or any such proposed amendment or supplement to which an Agent, Forward Purchaser or Forward Seller reasonably objects, unless the Company’s legal counsel has advised the Company that use or filing of such document is required by law.
(b)
To file the Prospectus, each Prospectus Supplement and any other amendments or supplements to the Prospectus pursuant to, and within the time period required by, Rule 424(b) under the Act (without reference to Rule 424(b)(8)) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and

Retrieval system or any successor system thereto (collectively, “EDGAR”)) to the Agents, the Forward Purchasers and the Forward Sellers via email in “.pdf” format on such filing date to the email account designated by each Agent and, at an Agent’s, Forward Purchaser’s or Forward Seller’s request, to also furnish copies of the Prospectus, each Prospectus Supplement, any other amendments or supplements to the Prospectus and each Permitted Free Writing Prospectus to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.
(c)
To file timely all reports and any definitive proxy or information statements required to be filed by the Company or the Operating Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise the Agents, the Forward Purchasers and the Forward Sellers promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act, (iii) of any objection by the Commission to the use of Form S-3 by the Company pursuant to Rule 401(g) under the Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus (in each case including any documents incorporated by reference therein) or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.
(d)
In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, or of any notice of objection by the Commission to the use of such prospectus pursuant to Rule 401(g) under the Act, to use promptly its commercially reasonable efforts to obtain its withdrawal.
(e)
To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agent, Forward Purchaser or Forward Seller may reasonably designate and to use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution or offering of the Shares; provided that neither the Company or the Operating Partnership shall be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state or other jurisdictions (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Agents, the Forward Purchasers and the Forward Sellers of the receipt by the Company or the Operating Partnership of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose.
(f)
To make available to the Agents, the Forward Purchasers and the Forward Sellers at their respective offices in New York City, without charge, as soon as reasonably practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Agents, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus

Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.
(g)
To furnish or make available to the Agents, the Forward Purchasers and the Forward Sellers during the term of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to the Agents, the Forward Purchasers and the Forward Sellers from time to time during the term of this Agreement such other information as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of the Agents, the Forward Purchasers and the Forward Sellers, as applicable; provided, however, that the Company shall have no obligation to provide the Agents, the Forward Purchasers or the Forward Sellers with any document filed on EDGAR or included on the Company’s Internet website.
(h)
If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for the Agents, the Forward Purchasers or the Forward Sellers or counsel for the Company, to further amend or supplement the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Permitted Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in the light of the circumstances existing at the time the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, to amend or supplement the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel to the Company, immediate notice shall be given, and confirmed in writing, to the Agents, the Forward Purchasers or the Forward Sellers to cease the solicitation of offers to purchase the Shares in the Agents’ capacity as agents, or the Forward Purchasers’ or Forward Sellers’ capacity in connection with any Forward, and, in either case, the Company will, subject to Section 4(a) above, promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Permitted Free Writing Prospectus comply with such requirements.
(i)
To generally make available to its security holders as soon as reasonably practicable, but not later than 16 months after the first day of each fiscal quarter referred to below, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering each 12-month period beginning, in each case, not later than the first day of the Company’s fiscal quarter next following each “effective date” (as defined in such Rule 158) of the Registration Statement with respect to each sale of Shares.
(j)
To apply the net proceeds from the sale of the Shares in the manner described in the Prospectus Supplement under the caption “Use of Proceeds.”

(k)
Not to, and to cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company or the Operating Partnership from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business.
(l)
Except as otherwise agreed between the Company and the Agents, the Forward Purchasers and the Forward Sellers, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Agents, the Forward Purchasers and the Forward Sellers and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the qualification of the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as the Agents, the Forward Purchasers and the Forward Sellers may reasonably designate as aforesaid (including filing fees and, only in the case that the Shares are not “covered securities” within the meaning of Section 18 of the Act, the reasonable and documented legal fees and disbursements of counsel to the Agents, the Forward Purchasers and the Forward Sellers in connection therewith not to exceed $5,000) and the printing and furnishing of copies of any blue sky surveys to the Agents, the Forward Purchasers and the Forward Sellers, (iv) the listing of the Shares and Forward Settlement Shares on the Exchange and any registration thereof under the Exchange Act, (v) any filing for review, and any review, of the public offering of the Shares by FINRA (including, only in the case a FINRA filing is required in connection with the offering of the Shares, filing fees and the reasonable and documented legal fees and disbursements of counsel to the Agents, the Forward Purchasers and the Forward Sellers in connection therewith not to exceed $10,000), (vi) the fees and disbursements of counsel to the Company and of the Company’s independent registered public accounting firm, (vii) the performance of the Company’s other obligations hereunder and under any Terms Agreement or Forward Contract, and (viii) if Shares having an aggregate offering price of $10,000,000 or more have not been offered and sold under this Agreement by the 18-month anniversary of February 27, 2026 (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents, the Forward Purchasers and the Forward Sellers for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel to the Agents, the Forward Purchasers and the Forward Sellers, in connection with the transactions contemplated by this Agreement or any Forward Contract (the “Expenses”); provided, however, that the Expenses shall not exceed an aggregate under this Agreement or any Forward Contract of $50,000. Any Expenses shall be due and payable by the Company within five business days of the Determination Date.
(m)
With respect to the offering and sale of the Shares contemplated by this Agreement or any Terms Agreement, the Company will not offer the Shares in a manner in violation of the Act or the Exchange Act; and the Company will not distribute any offering material in connection with the offer or sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and any amendments or supplements thereto.
(n)
At any time when there are pending Agency Transactions, Principal Transactions or Forwards or when the Company has outstanding instructions to sell Shares with any Agent that have not been fulfilled or cancelled, the Company will not, without (i) giving the applicable Agent, Forward Seller or Forward Purchaser at least three Scheduled Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale, and (ii) the Agents, Forward Purchasers and the Forward Sellers suspending activity under this program for such period of time as requested by the Company or deemed appropriate by the Agents, the Forward Purchasers and the Forward Sellers in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable, redeemable or exchangeable for Common Stock, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) Shares offered and sold under this Agreement, any Terms Agreement or in connection with any Forward Placement Notice, (ii) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of options granted thereunder, or (iii) the issuance or sale of shares of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such plan is disclosed to the Agent, the Forward Seller and the Forward Purchaser in advance and described in the Registration Statement and the Prospectus. In connection with entering into any Contingent Forward, the Company shall provide such additional notices and information, and shall comply with such limitations on overlapping unwind periods and other forward transactions, as are set forth in the applicable Forward Contract.
(o)
The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.
(p)
The Company will use commercially reasonable efforts to cause the Shares and the Forward Settlement Shares to be listed on the Exchange.
(q)
The Company consents to each Agent, Forward Purchaser and Forward Seller trading in the Common Stock for such Agent’s, Forward Purchaser’s or Forward Seller’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement, any Terms Agreement or any Forward Contract.
(r)
If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate Gross Sales Price of Shares sold under this Agreement is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in a form satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and will use its commercially reasonable efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other actions reasonably necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
5.
Execution of Agreement. Each Agent’s, Forward Purchaser’s and Forward Seller’s obligations under this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the date of the execution of this Agreement:
(a)
the Company shall have delivered to the Agents, the Forward Purchasers and the Forward Sellers:
(i)
an officers’ certificate signed by two officers of the Company (one of whom shall be the Chief Financial Officer or other senior financial officer) certifying as to the matters set forth in Exhibit B hereto;

(ii)
an opinion and a negative assurance letter of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company and the Operating Partnership, an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, tax counsel for the Company and the Operating Partnership, and an opinion of Venable LLP, Maryland counsel for the Company, each addressed to the Agents, the Forward Purchasers and the Forward Sellers and dated the date of this Agreement, in the form of Exhibit C-1, Exhibit C-2, and Exhibit C-3 hereto, respectively;
(iii)
a “comfort” letter from KPMG LLP, addressed to the Agents, the Forward Purchasers and the Forward Sellers, dated the date of this Agreement, addressing such matters as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request;
(iv)
a certificate signed by the Company’s Chief Financial Officer, in the form of Exhibit D hereto, certifying as to certain financial, numerical and statistical data not covered by the “comfort” letter referred to in Section 5(a)(iii) hereof;
(v)
evidence reasonably satisfactory to the Agents, the Forward Purchasers and the Forward Sellers and their counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;
(vi)
resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance and sale of the Shares; and
(vii)
such other documents as the Agents, the Forward Purchasers and the Forward Sellers shall reasonably request; and
(b)
the Agents, the Forward Purchasers and the Forward Sellers shall have received an opinion and a negative assurance letter of Paul Hastings LLP, counsel to the Agents, the Forward Purchasers and the Forward Sellers, each addressed to the Agents, the Forward Purchasers and the Forward Sellers and dated the date of this Agreement, addressing such matters as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request.
6.
Additional Covenants of the Company. The Company and the Operating Partnership further covenant and agree with each of the Agents, the Forward Purchasers and the Forward Sellers as follows:
(a)
Each Transaction Proposal or Forward Placement Notice made by the Company that is accepted by an Agent or Forward Purchaser and Forward Seller by means of a Transaction Acceptance and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to the Agents pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Acceptance or Terms Agreement, as the case may be).
(b)
Subject to Section 6(h), each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this Section 6(b), by the filing of any Incorporated Document), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) the Agents, the Forward Purchasers or the Forward Sellers shall reasonably request; provided that the Agents, the Forward Purchasers and the Forward Sellers shall not make such a request during the periods that there is no proposed Agency Transaction pursuant to a delivery of a Transaction Proposal (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Company shall, unless the Agents, the Forward Purchasers and the Forward Sellers agree otherwise, furnish or cause to be furnished to the Agent, the Forward Purchasers and the Forward Sellers certificates, dated as of such Bring-Down Delivery Date and delivered within one (1) Trading Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the certificates referred to in Sections 5(a)(i) and 5(a)(iv) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificates and, in the case of the Chief Financial Officer’s certificate, covering such other financial, numerical and statistical data that is not covered by the accountants’ “comfort” letter dated as of such Bring-Down Delivery Date as the Agents, the Forward Purchasers or the Forward Sellers may reasonably request, or, in lieu of such certificates, certificates to the effect that the statements contained in the certificates referred to in Sections 5(a)(i) and, unless the Agents, the Forward Purchasers and the Forward Sellers shall have requested that the Chief Financial Officers’ certificate cover different or additional data as aforesaid, Section 5(a)(iv) hereof furnished to Agents, the Forward Purchasers and the Forward Sellers are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate); provided, however, that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (i) above unless either (A) (x) such Current Report on Form 8-K is filed at any time during which either a Transaction Acceptance is binding and the Company has not suspended the use thereof (and prior to the settlement of the Shares specified therein) or a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the related Settlement Date, and (y) the Agents, the Forward Purchasers and the Forward Sellers have reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K, or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial information, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S‑K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that an amendment or supplement to the Registration Statement or the Prospectus relating solely to the offering of other securities pursuant to the Registration Statement will not constitute a Bring-Down Delivery Date.
(c)
Subject to Section 6(h), each Bring-Down Delivery Date, the Company shall, unless the Agents, the Forward Purchasers and the Forward Sellers agree otherwise, cause to be furnished to Agents, the Forward Purchasers and the Forward Sellers (i) the written opinion and negative assurance letter of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company and the Operating Partnership, (ii) the written opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, tax counsel for the Company and the Operating Partnership, and (iii) the written opinion of Venable LLP, Maryland counsel for the Company, each dated as of the applicable Bring-Down Delivery Date and delivered within one (1) Trading Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, dated and delivered on such Principal Settlement Date, of the same tenor as the opinions and letters referred to in Section 5(a)(ii) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letters, or, in lieu of such opinions and letters, each such counsel shall furnish the Agents, the Forward Purchasers and the Forward Sellers with a letter substantially to the effect that the Agents, the Forward Purchasers and the Forward Sellers may rely on the opinion and letter of such counsel referred to in Section 5(a)(ii), furnished to the Agents, the Forward Purchasers and the Forward Sellers to the same extent as though they were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter of such counsel shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).
(d)
Subject to Section 6(h), each Bring-Down Delivery Date, the Company shall, unless the Agents, the Forward Purchasers and the Forward Sellers agree otherwise, cause KPMG LLP to furnish to the Agents, the Forward Purchasers and the Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one (1) Trading Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, of the same tenor as the letter referred to in Section 5(a)(iii) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter, and, if the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall include or incorporate by reference financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), the Company shall, if requested by the Agents, the Forward Purchasers and the Forward Sellers cause a firm of independent public accountants to furnish to the Agents, the Forward Purchasers and the Forward Sellers a “comfort” letter, dated as of the applicable Bring-Down Delivery Date and delivered within one (1) Trading Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, delivered on such Principal Settlement Date, addressing such matters as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request.
(e)
(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of the Agents, the Forward Purchasers and the Forward Sellers and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect at the time the Company delivers a Transaction Proposal to an Agent, Forward Purchaser or Forward Seller or the time an Agent, Forward Purchaser or Forward Seller delivers a Transaction Acceptance to the Company; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Company delivers a Transaction Proposal to an Agent or the time an Agent, Forward Purchaser or Forward Seller delivers a Transaction Acceptance to the Company.
(f)
The Company and the Operating Partnership shall reasonably cooperate with any reasonable due diligence review requested by the Agents, the Forward Purchasers or the Forward Sellers or their counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, providing information and making available appropriate documents and appropriate corporate officers of the Company and, upon reasonable request, representatives of KPMG LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for an update on diligence matters with representatives of the Agents, the Forward Purchasers or the Forward Sellers, and (ii) subject to Section 6(h), at each Bring-Down Delivery Date and otherwise as the Agents, the Forward Purchasers and the Forward Sellers may reasonably request, providing information and making available documents and appropriate corporate officers of the Company and representatives of KPMG LLP (and, if the Registration Statement, the Prospectus or any Permitted Free-Writing Prospectus shall include or incorporate by reference the financial statements of any entity or business (other than the consolidated financial statements of the Company and its subsidiaries), representatives of the independent public accountants that audited or reviewed such financial statements) for one or more due diligence sessions with representatives of the Agents, the Forward Purchasers and the Forward Sellers and their counsel.
(g)
The Company shall disclose, in its quarterly reports on Form 10-Q and in its annual report on Form 10-K to be filed by the Company with the Commission from time to time, the number of the Shares sold through the Agents, the Forward Purchasers and the Forward Sellers under this Agreement, any Terms Agreement and in connection with any Forward Placement Notice, and the gross and net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter, or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.
(h)
The requirements (i) to provide the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 6(b) through 6(d), and (ii) to reasonably cooperate with any reasonable due diligence review specified in Section 6(f) shall be waived for any Bring-Down Delivery Date occurring at a time at which no Transaction Proposal, Forward Placement Notice or offers to enter into a Terms Agreement is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Proposal, Forward Placement Notice or offers to enter into a Terms Agreement hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date) and the next occurring Bring-Down Delivery Date.
(i)
All opinions, letters and other documents referred to in Sections 6(b) through 6(d) above shall be reasonably satisfactory in form and substance to the Agents, the Forward Purchasers and the Forward Sellers. The Agents, the Forward Purchasers and the Forward Sellers will provide the Company with such notice (which may be oral, and in such case, will be confirmed via email as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through 6(d) above.
7.
Conditions of the Agents’, Forward Purchasers’ and Forward Sellers’ Obligation. The Agents’, Forward Purchasers’ and Forward Sellers’ obligation to solicit purchases on an agency basis or otherwise for the Shares or otherwise take any action pursuant to a Transaction Acceptance or Forward Placement Notice and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:
(a)
At the Time of Acceptance, at the time of the commencement of trading on the Exchange on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms Agreement, at the time of execution and delivery of the Terms Agreement by the Company and at the relevant Time of Sale and Principal Settlement Date, or with respect to a Forward, at the relevant Time of Sale and Forward Hedge Settlement Date:
(i)
The representations and warranties of the Company and the Operating Partnership herein or contained in any certificate of an officer or officers, general partner, managing member or other authorized representative of the Company, the Operating Partnership or any of their respective subsidiaries delivered pursuant to the provisions hereof shall be true and correct.

(ii)
The Company and the Operating Partnership shall have performed and observed their covenants and other obligations hereunder and/or under any Terms Agreement and/or in connection with any Forward Placement Notice, as the case may be, in all material respects.
(iii)
In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Company until the Principal Settlement Date, or, in the case of a Forward, from the time of the Forward Placement Notice until the Forward Settlement Date, trading in the Common Stock on the Exchange shall not have been suspended.
(iv)
Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries, taken as a whole.
(v)
Subsequent to the relevant Time of Acceptance or, in the case of a Principal Transaction, subsequent to execution of the applicable Terms Agreement, (A) no downgrading shall have occurred in the rating accorded any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred equity securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that has not been described in any Permitted Free Writing Prospectus issued prior to any related Time of Sale.
(vi)
The Shares to be issued pursuant to the Transaction Acceptance or pursuant to a Terms Agreement, and any Forward Settlement Shares, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.
(vii)
(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares, and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Shares.
(viii)
(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Act shall be pending or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Act shall have been received by the Company; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); (C) all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Agents, the Forward Purchasers and the Forward Sellers; and (D) no suspension of the qualification of the Shares for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, shall have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time an Agent, Forward Purchaser or Forward Seller delivers a Transaction Acceptance to the Company or the Company and an Agent execute a Terms Agreement, as the case may be.
(ix)
No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which the Agents, the Forward Purchasers or the Forward Sellers shall have reasonably objected in writing.
(b)
Within one (1) Trading Day after the applicable Bring-Down Delivery Date or, in the case of a Bring-Down Delivery Date resulting from a Principal Settlement Date, on such Principal Settlement Date, the Agents, the Forward Purchasers and the Forward Sellers shall have received the officer’s certificates, opinions and negative assurance letters of counsel and “comfort” letters and other documents provided for under Sections 6(b) through 6(d), inclusive. For purposes of clarity and without limitation to any other provision of this Section 7 or elsewhere in this Agreement, the parties hereto agree that the Agents’, Forward Purchasers’ and Forward Sellers’ obligations, if any, to solicit purchases of Shares on an agency basis or otherwise take any action pursuant to a Transaction Acceptance or Forward Contract shall, unless otherwise agreed in writing by the Agents, the Forward Purchasers and the Forward Sellers be suspended during the period from and including a Bring-Down Delivery Date through and including the time that the Agents, the Forward Purchasers and the Forward Sellers shall have received the documents described in the preceding sentence.
8.
Termination.
(a)
The Company and the Operating Partnership may terminate this Agreement in their sole discretion at any time upon prior written notice to the Agents, the Forward Purchasers and the Forward Sellers. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale, the obligations of the Company, including in respect of compensation of the applicable Agent, Forward Purchaser and Forward Seller shall remain in full force and effect notwithstanding such termination, and (ii) the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination; provided, however, that any termination shall not affect or impair any party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice (including, in the case of any Forward Hedge Shares, the obligation to enter into the resulting Forward Contract).

In the case of any sale by the Company pursuant to a Terms Agreement, the obligations of the Company pursuant to such Terms Agreement and this Agreement may not be terminated by the Company without the prior written consent of the applicable Agent.

(b)
(i)
Each Agent or Forward Purchaser or Forward Seller may terminate this Agreement with respect to itself in its sole discretion at any time upon giving prior written notice to the Company and the Operating Partnership; provided, however, that this Agreement will remain in full force and effect with respect to the Agents, the Forward Purchasers and the Forward Sellers that have not so terminated the Agreement with respect to themselves. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.
(ii)
In the case of any purchase by an Agent pursuant to a Terms Agreement, the obligations of such Agent pursuant to such Terms Agreement shall be subject to termination by such Agent at any time prior to or at the Principal Settlement Date if (A) since the time of execution of the Terms

Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (1) trading generally shall have been suspended or materially limited on or by any of the Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (2) trading of any securities issued or guaranteed by the Company or any of its subsidiaries shall have been suspended on any exchange or in any over-the counter market, (3) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York state authorities, (4) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, solely in the case of events and conditions described in this clause (4), in such Agent’s judgment, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus or such Terms Agreement. If such Agent elects to terminate its obligations pursuant to this Section 8(b)(ii), the Company shall be notified promptly in writing.
(c)
This Agreement shall remain in full force and effect until the earliest of (i) termination of the Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, and (ii) such date that the aggregate Gross Sales Prices of Shares sold in accordance with the terms of this Agreement and any Terms Agreements equals the Maximum Amount, in each case except that the provisions of Sections 3, 4 (except that if no Shares have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 13, 14 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.
(d)
Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that, notwithstanding the foregoing, such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be, or such later date as may be required pursuant to Section 8(a) or 8(b). If such termination shall occur prior to the Settlement Date for any sale of Shares, such sale shall settle in accordance with the provisions of Section 2 hereof.
9.
Indemnity and Contribution.
(a)
The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless each Agent, Forward Purchaser and Forward Seller and each of their respective affiliates, directors and officers and each person, if any, who controls such Agent, Forward Purchaser and Forward Seller within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, in each case insofar as such losses, claims, damages, liabilities, fees or expenses arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Counterparty Information furnished to the Company in writing by or on behalf of any of the Agents, the Forward Purchasers or the Forward Sellers, as the case may be, expressly for use in the Registration Statement (or any amendment thereto), the

Prospectus (or any amendment or supplement thereto), or in any Permitted Free Writing Prospectus (or any amendment or supplement thereto).
(b)
Each Agent, Forward Purchaser and Forward Seller agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership and their directors and officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in subsection (a) above, but only with respect to any losses, claims, damages, liabilities, fees or expenses that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto), or any Permitted Free Writing Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Counterparty Information furnished to the Company in writing by or on behalf of any of the Agents, the Forward Purchasers or the Forward Sellers, as the case may be, expressly for use therein.
(c)
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 9 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person, (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person, or (iv) the named parties in any such proceeding (including any impleaded parties) included both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for (A) the Agents, the Forward Purchasers, the Forward Sellers and their respective affiliates, directors and officers and their control persons, if any, or (B) the Company, the Operating Partnership, their directors, its officers who signed the Registration Statement and its control persons, if any, as the case may be, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Agents, the Forward Purchasers and the Forward Sellers and their respective affiliates, directors and officers and their control persons, if any, shall be designated in writing by the Agents, the Forward Purchasers and the Forward Sellers and any such separate firm for the Company, the Operating Partnership, their directors, its officers who signed the Registration Statement and its control persons, if any, shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable and documented fees and expenses of counsel as contemplated by this Section 9(c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request, and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification is or could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding, and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
(d)
If the indemnification provided for in Sections 9(a) or 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the applicable Agents, the Forward Purchasers and the Forward Sellers on the other, from the offering of the Shares pursuant to this Agreement, any Terms Agreements or any Forward Contract, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agents, the Forward Purchasers and the Forward Sellers on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Agents, the Forward Purchasers and the Forward Sellers shall be equal to (i) in the case of the Company and the Operating Partnership, the sum of (A) the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Price for such Forward plus any “Contingency Premium” (as defined in the Forward Contract for a Contingent Forward), and (B) the aggregate market price for the Issuance Shares sold by the Agents under this Agreement, (ii) in the case of an Agent, the total commissions received from the sale of Issuance Shares under this Agreement, (iii) in the case of a Forward Seller, the Actual Sold Forward Amount for each Forward under this Agreement, multiplied by the Forward Hedge Selling Commission for such Forward, and (iv) in the case of a Forward Purchaser, (x) the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by (y) the product of the Actual Sold Forward Amount and the Sales Price for such Actual Sold Forward Amount for each Forward Contract executed in connection with this Agreement. The relative fault of the Company and the Operating Partnership, on the one hand, and the applicable Agents, the Forward Purchasers and the Forward Sellers, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership, on the one hand, or by the applicable Agents, the Forward Purchasers and the Forward Sellers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(e)
The Company, the Operating Partnership and the Agents, the Forward Purchasers and the Forward Sellers agree that it would not be just and equitable if contribution pursuant to this Section

9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Agent shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Agent with respect to the offering of the Issuance Shares pursuant to this Agreement and any Terms Agreement exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) no Forward Seller shall be required to contribute any amount in excess of the aggregate Forward Hedge Selling Commissions received by it under this Agreement, and (iii) no Forward Purchaser shall be required to contribute any amount in excess of (x) the net Spread (as such term is defined in the relevant Forward Contract and net of any related stock borrow costs or other costs or expenses actually incurred) multiplied by (y) the product of the Actual Sold Forward Amount and the Gross Sales Price for such Actual Sold Forward Amount for all Forward Contracts executed in connection with this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(f)
The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
10.
Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to the Agents, the Forward Purchasers or the Forward Sellers shall be sufficient in all respects if delivered or sent to: (i) J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: [•], telephone: [•], email: [•]; (ii) BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: [•], email: [•]; (iii) B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York 10171, [•], [•], and [•]; (iv) BTIG, LLC, 65 East 55th Street, New York, NY 10022, Attention: [•], email: [•]; [•], in either case with a copy (which shall not constitute notice) to BTIG, LLC 350 Bush Street, San Francisco, CA 94104 Attention: [•] Email: [•] Email: [•]; (v) Cantor Fitzgerald & Co., 110 East 59th Street New York, NY 10022, Attention: [•], E-mail: [•]; (vi) Capital One Securities, Inc., 201 St. Charles Street, Suite 1830, New Orleans, Louisiana 70170, Attention: [•], telephone: [•]; email: [•]; (vii) Compass Point Research & Trading, LLC, 2300 N Street, NW, Suite 450 Washington, DC 20037, Attention: [•], Email: [•]; (viii) Huntington Securities, Inc., 41 South High Street, Columbus, Ohio 43215, Attention: [•], telephone: [•]; email: [•]; with copy to [•]; (ix) Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: [•], email: [•] and [•]; (x) Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, NY 10020, Attention: [•]; [•]; [•], telephone: [•]; [•]; [•], email: [•]; [•]; [•], with a copy to: [•]; (xi) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: [•]; [•], email: [•]; [•]; [•]; (xii)(A) Nomura Securities International, Inc., 309 West 49th Street, New York, NY 10019, Attention: [•], email: [•]; with a copy to [•] at [•] and to BTIG, LLC as agent of the forward seller, at the notice addresses provided for BTIG, LLC herein; (B) Nomura Global Financial Products, Inc., 309 West 49th Street, New York, NY 10019, Attention: [•], email: [•]; with a copy to [•] at [•] and to BTIG, LLC, at the notice addresses provided for BTIG, LLC herein; (xiii) Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: [•], [•], Email: [•], [•], [•] and [•]; (xiv) RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: [•], email: [•]; (xv) StoneX Financial Inc., 230 Park Ave, 10th Floor, New York, NY 10169, Attention: [•], email: [•]; (xvi) Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: [•], email: [•]; and (xvii) Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, New York 10001, facsimile: [•], Attention: [•]; with copy to (which shall not constitute notice): Paul Hastings LLP, 71 South Wacker Drive, Suite

4500, Chicago, Illinois 60606, Attention: Kerry E. Johnson, Esq.; and, if to the Company or Operating Partnership, shall be sufficient in all respects if delivered or sent to it at FrontView REIT, Inc., 3131 McKinney Avenue, Suite L10, Dallas, Texas 75204, Attention: Sean Fukumura, with copy to (which shall not constitute notice), Fried, Frank, Harris, Shriver & Jacobson, 801 17th Street, NW, Washington, DC 20006, Attention: Stuart A. Barr. Notwithstanding the foregoing, Transaction Proposals shall be delivered by the Company to the Agents either by telephone (confirmed promptly by email) or email if to: (i) J.P. Morgan Securities LLC, [•] (telephone number: [•]; email: [•]); [•] (telephone number: [•]; email: [•]); (ii) BofA Securities, Inc. (email: [•]); (iii) B. Riley Securities, Inc., [•], email: [•]; (iv) BTIG, LLC, email: [•]; [•]; [•]: [•], [•]; [•]: [•], [•]; (v) Cantor Fitzgerald & Co., 110 East 59th Street New York, NY 10022, Attention: [•], E-mail: [•]; (vi) Capital One Securities, Inc., telephone number: [•]; email: [•]; (vii) Compass Point Research & Trading, LLC, 1055 Thomas Jefferson Street, NW, Suite 303, Washington, DC 20007, Email: [•], Attention: [•]; (viii) Huntington Securities, Inc., [•], telephone number: [•]; email: [•]; with copy to [•]; (ix) Jefferies LLC, (Attention: [•], email addresses: [•] and [•]); (x) Mizuho Securities USA LLC, (email: [•]); (xi) Morgan Stanley & Co. LLC, (email: [•]; [•]; [•]); (xii) Raymond James & Associates, Inc. at 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: [•] and [•], Email: [•], [•] and [•]; (xiii) RBC Capital Markets, LLC, [•] (telephone number: [•]; email: [•]); (xiv) Truist Securities, Inc., ( [•] (telephone number: [•]); [•] (telephone number: [•]); email: [•]); and (xv) Wells Fargo Securities, LLC, (facsimile number: [•], Attention, [•], Email: [•]), and Transaction Acceptances shall be delivered by the Agents, Forward Purchasers or Forward Sellers to the Company either by telephone (confirmed promptly by email) or email to Sean Fukumura and Elma Lam (telephone number: [•] and [•]; email: [•] and [•]). Notices and other communications under any Forward Contract shall be given in accordance with the notice provisions of such Forward Contract.
11.
No Fiduciary Relationship. The Company and the Operating Partnership acknowledge and agree that each Agent, Forward Purchaser and Forward Seller is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby and any Terms Agreements (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Operating Partnership or any other person. Additionally, none of the Agents, the Forward Purchasers or the Forward Sellers is advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and no Agent, Forward Purchaser or Forward Seller shall have any responsibility or liability to the Company with respect thereto. Any review by the Agents, the Forward Purchasers or the Forward Sellers of the Company or the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Agents, the Forward Purchasers and the Forward Sellers and shall not be on behalf of the Company or the Operating Partnership.
12.
Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement, any Transaction Proposal, Forward Placement Notice and any Transaction Acceptance shall be adjusted to take into account any stock split effected with respect to the Shares.
13.
Recognition of the U.S. Special Resolution Regimes.
(a)
In the event that an Agent, a Forward Seller or a Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Agent, a Forward Seller or a Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution

Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)
In the event that an Agent, a Forward Seller or a Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of the Agent, the Forward Seller or the Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party that is a Covered Entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 13, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder, and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

14.
Governing Law; Construction.
(a)
This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles that would result in the application of any law other than the law of the State of New York.
(b)
The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.
15.
Persons Entitled to Benefit of Agreement. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto, respectively, and their respective successors and the officers, directors, affiliates and controlling persons referred to in Section 9 hereof. Nothing in this Agreement or any Terms Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement or any provision contained herein or therein. No purchaser of Shares from or through an Agent shall be deemed to be a successor merely by reason of purchase.
16.
Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

17.
Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Operating Partnership and the Agents, the Forward Purchasers and the Forward Sellers contained in this Agreement or any Terms Agreement or made by or on behalf of the Company, the Operating Partnership or the Agents, the Forward Purchasers or the Forward Sellers pursuant to this Agreement or any Terms Agreement or any certificate delivered pursuant hereto or thereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any Terms Agreement or any investigation made by or on behalf of the Company, the Operating Partnership or the Agents, the Forward Purchasers or the Forward Sellers.
18.
Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act; the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and the term “subsidiary” has the meaning set forth in Rule 405 under the Act.
19.
Amendments or Waivers. No amendment or waiver of any provision of this Agreement or any Terms Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto or thereto as the case may be.
20.
Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Company, the Operating Partnership and each of the Agents, the Forward Purchasers and the Forward Sellers, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Company, the Operating Partnership and each of the Agents, the Forward Purchasers and the Forward Sellers.

Very truly yours,

FRONTVIEW REIT, INC.

By: /s/ Pierre Revol

Name: Pierre Revol

Title: Chief Financial Officer, Treasurer and Secretary

FRONTVIEW OPERATING PARTNERSHIP LP

By: FrontView REIT, Inc., its general partner

By: /s/ Pierre Revol

Name Pierre Revol

Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page to Amended and Restated Distribution Agreement]

Accepted and agreed to as of the date first above written:

J.P. MORGAN SECURITIES LLC, as Agent and Forward Seller

By: /s/ Preston T. Ryman
Name: Preston Ryman
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By: /s/ Preston T. Ryman
Name: Preston Ryman
Title: Vice President

[Signature Page to Amended and Restated Distribution Agreement]

BOFA SECURITIES, INC., as Agent and Forward Seller

By: /s/ Kevin King
Name: Kevin King
Title: Managing Director

BANK OF AMERICA, N.A., as Forward Purchaser

By: /s/ Jake Mendelsohn
Name: Jake Mendelsohn
Title: Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

B. RILEY SECURITIES, INC., as Agent and Forward Seller

By: /s/ Andy Moore
Name: Andy Moore
Title: Chief Executive Officer

B. RILEY SECURITIES, INC, as Forward Purchaser

By: /s/ Andy Moore
Name: Andy Moore
Title: Chief Executive Officer

[Signature Page to Amended and Restated Distribution Agreement]

BTIG, LLC, as Agent

By: /s/ Anthony Wayne
Name: Anthony Wayne
Title: Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

CANTOR FITZGERALD & CO., as Agent and Forward Seller

By: /s/ Sameer Vasudev
Name: Sameer Vasudev
Title: Managing Director

CF SECURED, LLC, as Forward Purchaser

By: /s/ Pascal Bandelier
Name: Pascal Bandelier
Title: Executive Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

CAPITAL ONE SECURITIES, INC., as Agent

By: /s/ Phil Winiecki
Name: Phil Winiecki
Title: Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

COMPASS POINT RESEARCH & TRADING, LLC, as Agent

By: /s/ Christopher Nealon
Name: Christopher Nealon
Title: President & COO

[Signature Page to Amended and Restated Distribution Agreement]

HUNTINGTON SECURITIES, INC., as Agent and Forward Seller

By: /s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

HUNTINGTON SECURITIES, INC, as Forward Purchaser

By: /s/ Peter Dippolito
Name: Peter Dippolito
Title: Head of Equity Capital Markets

[Signature Page to Amended and Restated Distribution Agreement]

JEFFERIES LLC, as Agent and Forward Seller

By: /s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

JEFFERIES LLC, as Forward Purchaser

By: /s/ Donald Lynaugh
Name: Donald Lynaugh
Title: Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

MIZUHO SECURITIES USA LLC, as Agent and Forward Seller

By: /s/ Ivana Rupcic-Hulin
Name: Ivana Rupcic-Hulin
Title: Managing Director

MIZUHO MARKETS AMERICAS LLC, as Forward Purchaser

By: /s/ Matthew Chiavaroli
Name: Matthew Chiavaroli
Title: Authorized Signatory

[Signature Page to Amended and Restated Distribution Agreement]

MORGAN STANLEY & CO. LLC, as Agent and Forward Seller

By: /s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

MORGAN STANLEY & CO. LLC, as Forward Purchaser

By: /s/ Ellen Weinstein
Name: Ellen Weinstein
Title: Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

NOMURA SECURITIES INTERNATIONAL, INC., as Forward Seller

By: /s/ Jason Eisenhauer
Name: Jason Eisenhauer
Title: Managing Director

NOMURA GLOBAL FINANCIAL PRODUCTS, INC., as Forward Purchaser

By: /s/ Jeffrey Petillo
Name: Jeffrey Petillo
Title: Authorized Representative

[Signature Page to Amended and Restated Distribution Agreement]

RAYMOND JAMES & ASSOCIATES, INC., as Agent and Forward Seller

By: /s/ Brad Butcher
Name: Brad Butcher
Title: Managing Director Inv. Banking

RAYMOND JAMES & ASSOCIATES, INC., as Forward Purchaser

By: /s/ Brad Butcher
Name: Brad Butcher
Title: Managing Director Inv. Banking

[Signature Page to Amended and Restated Distribution Agreement]

RBC CAPITAL MARKETS, LLC, as Agent and Forward Seller

By: /s/ J.T. Deignan
Name: J.T. Deignan
Title: Managing Director

ROYAL BANK OF CANADA, as Forward Purchaser

By: /s/ Chris Amery
Name: Chris Amery
Title: Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

STONEX FINANCIAL INC., as Forward Seller

By: /s/ Anthony Di Ciollo
Name: Anthony Di Ciollo
Title: President – Stone X Financial Inc.

STONEX FINANCIAL INC., as Forward Purchaser

By: /s/ Anthony Di Ciollo
Name: Anthony Di Ciollo
Title: President – Stone X Financial Inc.

[Signature Page to Amended and Restated Distribution Agreement]

TRUIST SECURITIES, INC., as Agent and Forward Seller

By: /s/ Keith Carpenter
Name: Keith Carpenter
Title: Managing Director

TRUIST BANK, as Forward Purchaser

By: /s/ Rakesh Mangat
Name: Rakesh Mangat
Title: Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

WELLS FARGO SECURITIES, LLC, as Agent and Forward Seller

By: /s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By: /s/ Christine Roemer
Name: Christine Roemer
Title: Managing Director

[Signature Page to Amended and Restated Distribution Agreement]

Schedule A

Authorized Company Representatives

Stephen Preston, Chief Executive Officer and President

Pierre Revol, Chief Financial Officer, Secretary and Treasurer

Sean Fukumura, Chief Accounting Officer

Exhibit A

TERMS AGREEMENT

, 20__

[ ]1

Dear Sirs:

FrontView REIT, Inc., a Maryland corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Amended and Restated Distribution Agreement dated August [●], 2026 (the “Distribution Agreement”) between the Company, FrontView Operating Partnership LP, a Delaware limited partnership and J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, BofA Securities, Inc., Bank of America, N.A., B. Riley Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Compass Point Research & Trading, LLC, CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Royal Bank of Canada, StoneX Financial Inc., Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association, to issue and sell to [ ] (the “Agent”) the securities specified in the Schedule hereto (the “Purchased Securities”). Unless otherwise defined below, terms defined in the Distribution Agreement shall have the same meanings when used herein.

Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agent, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations, warranties and agreements set forth therein shall be deemed to have been made as of the date of this Terms Agreement and the Settlement Date set forth in the Schedule hereto.

An amendment to the Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to the Agent, is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Agent, and the latter agrees to purchase from the Company, the Purchased Securities at the time and place and at the purchase price set forth in the Schedule hereto.

Notwithstanding any provision of the Distribution Agreement or this Terms Agreement to the contrary, the Company consents to the Agent trading in the Common Stock for Agent’s own account and for the account of its clients at the same time as sales of the Purchased Securities occur pursuant to this Terms Agreement.

[Signature Page Follows]

1 To be the name and address of applicable Agent.

A-2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

FRONTVIEW REIT, INC.

By: _______________________________

Name

Title:

Accepted and agreed as of the date first above written:

[ ]2

By: _________________________________
Name:
Title

2 To be the name of applicable Agent.

Schedule to Terms Agreement

Title of Purchased Securities:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Securities:

[●] shares

Initial Price to Public:

$[●] per share

Purchase Price Payable by the Agent:

$[●] per share

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in same day funds.]

Method of Delivery:

[To the Agent’s account, or the account of the Agent’s designee, at The Depository Trust Company via DWAC in return for payment of the purchase price.]

Settlement Date:

[●], 20[●]

Closing Location:

[●]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered on the Settlement Date as a condition to the closing for the Purchased Securities (which documents shall be dated on or as of the Settlement Date and shall be appropriately updated to cover any Permitted Free Writing Prospectuses and any amendments or supplements to the Registration Statement, the Prospectus, any Permitted Free Writing Prospectuses and any documents incorporated by reference therein):

(1)
the officer’s certificate referred to in Section 5(a)(i);
(2)
the opinions and negative assurance letters of the Company’s outside counsel and general counsel referred to in Section 5(a)(ii);
(3)
the “comfort” letter referred to in Section 5(a)(iii);
(4)
the Chief Financial Officer’s certificate referred to in Section 5(a)(iv);

(5)
the opinion and negative assurance letter referred to in Section 5(b); and
(6)
such other documents as the Agent shall reasonably request.

Time of sale: [●] [a.m./p.m.] (New York City time) on [●], [●]

Time of sale information:

•
The number of shares of Purchased Securities set forth above
•
The initial price to public set forth above
•
[Other]

Exhibit B

OFFICERS’ CERTIFICATE

B-5

Exhibit C-1

FORM OF OPINION AND NEGATIVE ASSURANCE STATEMENT OF
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP,
COUNSEL TO THE COMPANY AND THE OPERATING PARTNERSHIP

C-1-1

Exhibit C-2

FORM OF TAX OPINION OF
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP,
TAX COUNSEL TO THE COMPANY AND THE OPERATING PARTNERSHIP

C-2-1

Exhibit C-3

FORM OF OPINION VENABLE LLP,
MARYLAND COUNSEL TO THE COMPANY

C-2-2

Exhibit D

CFO Certificate

D-3

Exhibit E

Forward Placement Notice

[Date]

[Forward Purchaser]

[Address]

Attention: [•]

[Forward Seller]

[Address]

Attention: [●]

Reference is made to the Amended and Restated Distribution Agreement, dated as of August [●], 2026 (the “Distribution Agreement”), by and among FrontView REIT, Inc., a Maryland corporation (the “Company”), FrontView Operating Partnership LP, a Delaware limited partnership and J.P. Morgan Securities LLC, JPMorgan Chase Bank, National Association, BofA Securities, Inc., Bank of America, N.A., B. Riley Securities, Inc., BTIG, LLC, Cantor Fitzgerald & Co., Capital One Securities, Inc., Compass Point Research & Trading, LLC, CF Secured, LLC, Huntington Securities, Inc., Jefferies LLC, Mizuho Securities USA LLC, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, Nomura Securities International, Inc., Nomura Global Financial Products, Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC, Royal Bank of Canada, StoneX Financial Inc., Truist Securities, Inc., Truist Bank, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association. Capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Distribution Agreement. This Forward Placement Notice relates to a “Forward.” The Company confirms that all conditions to the delivery of this Forward Placement Notice are satisfied as of the date hereof.

The Company confirms that it has not declared and will not declare any dividend, or caused or will cause there to be any distribution, on the Common Stock if the ex-dividend date or ex-date, as applicable, for such dividend or distribution will occur during the period from, but excluding, the first Scheduled Trading Day of the related Forward Hedge Selling Period to, and including, the last Scheduled Trading Day of such Forward Hedge Selling Period.

If this Placement Notice relates to a Contingent Forward, the Company agrees and acknowledges that it has received a Contingent Forward Quote from the Forward Purchaser including the terms set forth below.

Effective Date of Delivery of Forward Placement Notice (determined pursuant to Section 1(g)):

[To be included for a Non-Contingent Forward only]

Number of Days in Forward Hedge Selling Period:

First Date of Forward Hedge Selling Period:

Last Date of Forward Hedge Selling Period:

Forward Hedge Settlement Date(s):

Forward Hedge Amount: $

[To be included for a Contingent Forward only]

Reference Price:

Initial Forward Price:

Contingency Premium:

Maximum Transaction Number of Shares: [●]

Sales Period Outside Date: [●]

Contingency Expiration Schedule:

Component Number	Maximum Number of Shares	Contingency Expiration Date
1	[___]	[___], 20[___]
2	[___]	[___], 20[___]

[To be included in a Non-Contingent Forward and a Contingent Forward]

Forward Hedge Selling Commission Rate: %

Forward Price Reduction Dates	Forward Price Reduction Amounts
[Trade Date:]	$
[ ]	$
[ ]	$
[ ]	$
[Thereafter:]	$

Term: [ ][Months/Years]

Spread: [ ] basis points

Minimum price (Adjustable by Company during the Forward Hedge Selling Period, and in no event less than $[ ] without your prior written consent, which consent may be withheld in your sole discretion): $ per share

Comments:

FRONTVIEW REIT, INC.

By: _______________________________
Name:
Title:

Exhibit F

FORM of non-contingent Master Forward Confirmation

[Included Under Separate Cover]

Exhibit G

Form of Contingent Master Forward Confirmation

Date: August [], 2026

To: FrontView REIT, Inc.,
3131 McKinney Avenue, Suite L10

Dallas, Texas 75204

From: [Dealer name and address]

Re: Master Confirmation – Contingent Forward Transactions

The purpose of this letter agreement (including the terms set forth in Appendix 1, this “Master Confirmation”) is to confirm the terms and conditions for one or more contingent forward transactions that FrontView REIT, Inc. a corporation incorporated under the laws of Maryland (“Company”), may enter into with [Dealer] (“Dealer”) from time to time. Each such transaction (a “Transaction”) entered into between Company and Dealer that is to be subject to this Master Confirmation shall be evidenced by a supplemental confirmation substantially in the form of Annex A hereto (a “Supplemental Confirmation”), with such modifications thereto as to which Company and Dealer mutually agree. This Master Confirmation and a Supplemental Confirmation together shall constitute a “Confirmation” as referred to in the Agreement specified below. The time of any Transaction is available upon request.

The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by International Swaps and Derivatives Association, Inc. (“ISDA”), are incorporated into this Master Confirmation.

Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties’ entry into the Transaction to which this Master Confirmation and a Supplemental Confirmation relate on the terms and conditions set forth below and therein.

1.
This Master Confirmation and each Supplemental Confirmation evidence a complete and binding agreement between Company and Dealer as to the subject matter and terms of the Transaction to which this Master Confirmation and such Supplemental Confirmation relate, and shall supersede all prior or contemporaneous written or oral communications with respect thereto. This Master Confirmation and each Supplemental Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Agreement”) as if Dealer and Company had executed an agreement in such form on the date hereof but without any Schedule except for (i) the election of the laws of the State of New York as the governing law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) and (ii) the election of U.S. Dollars (“USD”) as the Termination Currency.

If, in relation to any Transaction to which this Master Confirmation and a Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. The parties hereby agree that no Transaction other than the Transactions to which this Master Confirmation relate shall be governed by the Agreement. This Master Confirmation and the Agreement, together with the Supplemental Confirmation relating to a Transaction, shall constitute the written agreement between Company and Dealer with respect to such Transaction.

The Transactions hereunder shall be the sole Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer and Company or any confirmation or other agreement between Dealer and

Company pursuant to which an ISDA Master Agreement is deemed to exist between Dealer and Company, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer and Company are parties, none of the Transactions shall be considered a Transaction under, or otherwise governed by, such existing or deemed ISDA Master Agreement.

2.
Each Transaction is a Contingent Forward Transaction, which shall be considered a Share Forward Transaction for purposes of the Equity Definitions. The terms of a particular Transaction to which this Master Confirmation and a Supplemental Confirmation relate are as follows:

General Terms:

Trade Date: For each Transaction, as set forth in the related Supplemental Confirmation.

Maturity Date: For each Transaction, as set forth in the related Supplemental Confirmation.

Seller: Company

Buyer: Dealer

Shares: The shares of Class A common stock, par value USD 0.01 per Share, of FrontView REIT, Inc. (“Issuer”) (Ticker: “FVR”)

Components: Each Transaction will be divided into a number of individual Components equal to the number of Components for such Transaction, each with the terms set forth in this Master Confirmation and the related Supplemental Confirmation, and, in particular, with the Maximum Number of Shares and Contingency Expiration Date set forth in the related Supplemental Confirmation. The payments and deliveries to be made upon settlement of each Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Maximum Transaction Number of Shares: For each Transaction, as set forth in the related Supplemental Confirmation. For the avoidance of doubt, the Maximum Transaction Number of Shares for any Transaction shall not exceed the number of Shares introduced into the public markets by Forward Hedge Seller (as defined below) in connection with the Initial Hedge Position in respect of such Transaction pursuant to the Equity Distribution Agreement.

Transaction Number of Shares: For each Transaction, initially zero; and subject to increase from time to time pursuant to the terms set forth under “Contingency Terms” below. The Calculation Agent shall promptly notify Company of any change in the Transaction Number of Shares and the Maximum Number of Shares for each Component of such Transaction from time to time.

Maximum Number of Shares: With respect to each Component of a Transaction, the Maximum Transaction Number of Shares divided by the number of Components for such Transaction (rounded using a rounding convention determined by the Calculation Agent, with any remainder allocated to the final Component of such Transaction), as specified in the related Supplemental Confirmation. For the avoidance of doubt, the Maximum Number of Shares for any Component of a Transaction shall, if applicable, be reduced from time to time pursuant to terms set forth under “Contingency Terms” below.

Initial Forward Price: For each Transaction, initially as set forth in the related Supplemental Confirmation. The Initial Forward Price shall be decreased by the Forward Price Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” on the corresponding Forward Price Reduction Dates set forth therein that occur on or before the Contingency Completion Date for such Transaction.

Forward Price: For each Transaction:

(a)
from and including the Trade Date for such Transaction up to, and including the Scheduled Trading Day on which the sum of the Maximum Number of Shares with respect to all Components of such Transaction is reduced to zero (“Contingency Completion Date”), the product of (i) the Initial Forward Price for such Transaction and (ii)(A) one (1) minus (B) the Forward Hedge Selling Commission Rate; and
(b)
on each calendar day thereafter, (i) the Forward Price as of the immediately preceding calendar day multiplied by (ii) the sum of one and the Daily Rate for such day. The Forward Price shall be decreased by the Forward Price Reduction Amounts set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” on the corresponding Forward Price Reduction Dates set forth therein that occur after the Contingency Completion Date for such Transaction.

Forward Hedge Selling Commission Rate: For each Transaction, as set forth in the related Supplemental Confirmation.

Daily Rate: For any day, a rate (which may be positive or negative) equal to (i) (a) Overnight Bank Rate (or if the Overnight Bank Rate is no longer available, a successor rate selected by the Calculation Agent in its commercially reasonable discretion) for such day minus (b) the Spread divided by (ii) 360.

Overnight Bank Rate: For any day, the rate set forth for such day opposite the caption “United States Overnight bank funding rate”, as such rate is displayed on Bloomberg Screen “OBFR01 <Index> <GO>”, or any successor page; provided that, if no rate appears for a particular day on such page, the rate for the immediately preceding day for which a rate does so appear shall be used for such day.

Spread: For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Price Reduction Dates: For each Transaction, as set forth in the related Supplemental Confirmation.

Forward Price Reduction Amounts: For each Forward Price Reduction Date, the Forward Price Reduction Amount set forth opposite such date in the Supplemental Confirmation.

Contingency Premium: For all Components comprising a Transaction, as set forth in the related Supplemental Confirmation.

Contingency Premium Payment Date: For each Transaction, the later of (i) the second Currency Business Day following the Trade Date for such Transaction and (ii) the first Currency Business Day following the date on which Company executes the related Supplemental Confirmation evidencing such Transaction.

It shall be a condition to Dealer’s obligation to pay to Company the Contingency Premium on the Contingency Premium Payment Date that Company shall have satisfied (or caused to have satisfied) each of the conditions set forth in Section 8 of this Master Confirmation.

Initial Share Price: For each Transaction, unless otherwise agreed between the parties, the volume-weighted average price per Share at which Forward Hedge Seller establishes the initial hedge of the equity price risk undertaken by Dealer with respect to the Maximum Transaction Number of Shares for such Transaction during the Forward Hedge Selling Period (as defined in the Equity Distribution Agreement) by selling Shares in transactions effected under the Prospectus (as defined in the Equity Distribution Agreement (as defined below)), net of any sales commissions or other discounts as set forth in the Equity Distribution Agreement, in amounts and at times determined by Dealer (or Forward Hedge Seller) but pursuant to commercially reasonable instructions or parameters (e.g., limit prices) as Company may notify Dealer from time to time (and Dealer will use good faith efforts to comply with any such instructions or parameters, subject to market conditions, and subject to applicable legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer), and as set forth in the Supplemental Confirmation The number of Shares comprising Dealer’s initial hedge is referred to herein as the “Initial Hedge Position”.

Equity Distribution Agreement: The Equity Distribution Agreement, dated as of February 27, 2026, as amended and restated on August 19, 2026, as may be amended and/or supplemented from time to time,

among the Company, FrontView Operating Partnership LP (“Operating Partnership”), and Dealer, as Forward Purchaser, Agent and Forward Seller and the other parties thereto (the “Equity Distribution Agreement”)

Exchange: The New York Stock Exchange

Related Exchange(s): All Exchanges

Clearance System: The Depository Trust Company (“DTC”)

Prepayment: Not Applicable

Variable Obligation: Not Applicable

Contingency Terms:

In respect of any Component:

Contingency: On any Scheduled Trading Day from, and including, the Scheduled Trading Day following the end of the Forward Hedge Selling Period to, and including, the Contingency Expiration Date for such Component between 9:00 a.m. (New York City time) and 7:00 p.m. (New York City time), Dealer may, from time to time, designate any number of Shares with respect to such Component (the “Designated Shares” and each such Scheduled Trading Day on which such designation occurred, a “Contingency Exercise Date”) up to the then-Maximum Number of Shares with respect to such Component, in which case the Transaction Number of Shares with respect to the relevant Transaction shall be increased by such number of Designated Shares and the Maximum Number of Shares for such Component shall be reduced by such number of Designated Shares; provided that, unless Dealer notifies Company otherwise by 9:00 a.m. (New York City time) on the Scheduled Trading Day immediately following such Contingency Expiration Date), if the Reference Price is greater than the Initial Forward Price, Dealer shall be deemed to have designated Designated Shares equal to the then-Maximum Number of Shares with respect to such Component. For the avoidance of doubt, subject to the immediately preceding proviso, Dealer’s right to designate any Designated Shares with respect to any then-Maximum Number of Shares shall be deemed to have expired as of 7:00 p.m. (New York City time) on such Contingency Expiration Date, and the Maximum Number of Shares with respect to such Component shall be reduced to zero. At any time, the portion of the relevant Transaction corresponding to the Transaction Number of Shares is referred to herein as the “Contingency Exercised Portion,” and the remaining portion is referred to herein as the “Remaining Contingency Portion.”

Contingency Expiration Dates: As set forth in the related Supplemental Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already a Contingency Expiration Date for another Component under any Transaction).

Reference Price: The official closing price of a Share on the relevant Contingency Expiration Date published on Bloomberg Page “<FVR US EQUITY> <HP>” (or any successor page thereto), or if such price is not so reported on such date for any reason or is manifestly erroneous, the Reference Price on such Contingency Expiration Date shall be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

Market Disruption Event: The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and replacing the words “or (iii) an Early Closure” with “(iii) an Early Closure that the Calculation Agent determines is material, or (iv) a Regulatory Disruption, in each case at any time on any Scheduled Trading Day during the period commencing on, and including, the Trade Date of the relevant Transaction to, and including, the Contingency Expiration Date of such Component (such period, the “Term of a Component”) or during any Unwind Period”.

The definition of “Early Closure” in Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof.

Notwithstanding the second and third sentences of Section 3.1(f) of the Equity Definitions, if any Scheduled Trading Day during the Term of a Component is a Disrupted Day, then Dealer may postpone the Contingency Expiration Date specified in the related Supplemental Confirmation for such Transaction to a Scheduled Trading Day determined by Dealer.

Regulatory Disruption: Any event that Dealer, in its discretion, determines based on advice of counsel and applied uniformly across similar transactions makes it appropriate with regard to any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer or its affiliates), for Dealer to refrain from or decrease any market activity in connection with the relevant Transaction. Whenever a Regulatory Disruption occurs, Dealer shall notify Company of such occurrence as soon as reasonably practicable under the circumstances; provided that Dealer shall not be required to communicate to Company the reason for Dealer’s exercise of its rights pursuant to this provision if Dealer reasonably determines in good faith that disclosing such reason may result in a violation of any legal, regulatory, or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer).

Settlement Terms:

Settlement Date: Any Scheduled Trading Day following the Contingency Completion Date for any Transaction and up to and including the Maturity Date for such Transaction that is either:

(a)
designated by Company as a “Settlement Date” with respect to any Component by a written notice (a “Settlement Notice”) that satisfies the Settlement Notice Requirements and is delivered to Dealer no later than (i) 12:00 p.m. New York City time on the day that is one Scheduled Trading Day prior to such Settlement Date, which may be such Maturity Date, if Physical Settlement applies, and (ii) the [60]th Scheduled Trading Day prior to such Settlement Date, which may be such Maturity Date but shall not be earlier than the [60]th Scheduled Trading Day following the Contingency Completion Date for such Transaction, if Cash Settlement or Net Share Settlement applies; provided that, with respect to Cash Settlement or Net Share Settlement, if Dealer shall fully unwind its hedge with respect to the portion of the Transaction Number of Shares for such Transaction to be settled during an Unwind Period by a date that is more than one Scheduled Trading Day prior to a Settlement Date specified above, Dealer may, by written notice to Company, specify any Scheduled Trading Day prior to such original Settlement Date as the Settlement Date (with prior notice to Company at least one Scheduled Trading Day prior to such specified Settlement Date); or
(b)
designated by Dealer as a “Settlement Date” pursuant to “Termination Settlement” provisions of Section 8(f) below;

provided that such Maturity Date will be a Settlement Date if on such date the Transaction Number of Shares for such Transaction for which a Settlement Date has not already been designated is greater than zero.

Settlement Shares: (a) With respect to any Settlement Date other than the Maturity Date for such Transaction, the number of Shares designated as such by Company in the relevant Settlement Notice or designated by Dealer pursuant to the “Termination Settlement” provisions of Section 8(f) below, as applicable; provided that the Settlement Shares so designated shall (i) not exceed the Transaction Number of Shares for such Transaction at that time and (ii) in the case of a designation by Company, the aggregate number of Shares designated as such by Company with respect to such Transaction be at least equal to the lesser of [100,000] and the Transaction Number of Shares for such Transaction at that time, in each case determined taking into account pending Settlement Shares; and

(b) with respect to the Settlement Date on the Maturity Date for such Transaction, a number of Shares equal to the Transaction Number of Shares for such Transaction at that time;

in each case with the Transaction Number of Shares for such Transaction determined taking into account pending Settlement Shares.

Settlement Method: Physical Settlement, Cash Settlement, or Net Share Settlement, at the election of Company as set forth in a Settlement Notice that satisfies the Settlement Notice Requirements; provided that Physical Settlement shall apply (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Dealer is unable, in good faith and in its commercially reasonable discretion, to unwind its hedge by the end of the Unwind Period (taking into account any restrictions on Dealer resulting from any Overlap Unwind Period (as defined below)) (A) in a manner that, in the reasonable discretion of Dealer, is consistent with the requirements for qualifying for the safe harbor provided by Rule 10b-18 or (B) due to the occurrence of Disrupted Days or to the lack of sufficient liquidity in the Shares on any Exchange Business Day during the Unwind Period and (iii) to any Termination Settlement Date (as defined under “Termination Settlement” in Section 8(f) below); provided further that, if Physical Settlement applies under clause (ii) immediately above, Dealer shall provide written notice to Company at least one Scheduled Trading Day prior to the applicable Settlement Date.

Settlement Notice Requirements: Notwithstanding any other provision hereof, a Settlement Notice delivered by Company that specifies Cash Settlement or Net Share Settlement will not be effective to establish a Settlement Date or require Cash Settlement or Net Share Settlement unless (i) Company delivers to Dealer with such Settlement Notice representations, dated as of the date of such Settlement Notice and signed by Company, in the form set forth in “Settlement Method Election Representations” below and (ii) the same Settlement Method is specified to be applicable for all Components of a Transaction designated in such Settlement Notice.

Settlement Method Election

Representations: (A) Company is not aware of any material nonpublic information concerning itself or the Shares, (B) Company is electing Cash Settlement or Net Share Settlement in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) it is not making such election to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares), (D) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Company, or any order or judgment of any court or other agency of government applicable to it or any of its assets, and any governmental consents that are required to have been obtained by Company with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with and (E) Company will be able to purchase the number of Shares equal to the greater of (x) the number of Settlement Shares designated in the relevant Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Forward Price(s) for such Cash Settlement or Net Share Settlement, in compliance with the laws of Company’s jurisdiction of organization in accordance with its organizational documents and the required corporate approvals thereunder (if any).

Physical Settlement: If Physical Settlement is applicable, then Company shall deliver to Dealer through the Clearance System a number of Shares equal to the Settlement Shares for such Settlement Date, and Dealer shall pay to Company, by wire transfer of immediately available funds to an account designated by Company, an amount equal to the Physical Settlement Amount for such Settlement Date. If, on any Settlement Date, the Shares to be delivered by Company to Dealer hereunder are not so delivered (the “Deferred Shares”), and a Forward Price Reduction Date occurs during the period from, and including, such Settlement Date to, but excluding, the date such Shares are actually delivered to Dealer, then the portion of the Physical Settlement Amount payable by Dealer to Company in respect of the Deferred Shares shall be reduced by the corresponding Forward Price Reduction Amount set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” for such Forward Price Reduction Date, multiplied by the number of Deferred Shares.

Physical Settlement Amount: For any Settlement Date for which Physical Settlement is applicable, an amount in cash equal to the product of (a) the Forward Price for such Transaction in effect on the relevant Settlement Date multiplied by (b) the Settlement Shares for such Settlement Date.

Cash Settlement: On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount is a positive number, Dealer will pay the Cash Settlement Amount to Company. If the Cash Settlement Amount is a negative number, Company will pay the absolute value of the Cash Settlement Amount to Dealer. Such amounts shall be paid on such Settlement Date by wire transfer of immediately available funds.

Cash Settlement Amount: An amount determined by the Calculation Agent equal to:

(a)
(i)(A) the weighted average (weighted on the same basis as clause (B)) of the Forward Prices for such Transaction on each day during the applicable Unwind Period (calculated assuming no reduction to such Forward Prices for such Transaction for any Forward Price Reduction Date that occurs during such Unwind Period, which is accounted for in clause (b) below), minus USD 0.02, minus (B) the weighted average price (the “Unwind Price”) at which Dealer purchases Shares during the Unwind Period to unwind its hedge with respect to the portion of the Transaction Number of Shares to be settled during the Unwind Period (including, for the avoidance of doubt, purchases on any Disrupted Day in part), taking into account Shares anticipated to be delivered or received if Net Share Settlement applies, and the restrictions of Rule 10b-18 agreed to hereunder, multiplied by (ii) the Settlement Shares for the relevant Settlement Date; minus
(b)
the product of (i) the Forward Price Reduction Amount for any Forward Price Reduction Date that occurs during such Unwind Period, and (ii) the number of Settlement Shares for such Settlement Date with respect to which Dealer has not unwound its hedge, including the settlement of such unwinds, as of such Forward Price Reduction Date.

Net Share Settlement: On any Settlement Date in respect of which Net Share Settlement applies, if the Cash Settlement Amount is a (i) positive number, Dealer shall deliver a number of Shares to Company equal to the Net Share Settlement Shares, or (ii) negative number, Company shall deliver a number of Shares to Dealer equal to the Net Share Settlement Shares; provided that, if Dealer determines in its commercially reasonable judgment that it would be required to deliver Net Share Settlement Shares to Company, Dealer may elect to deliver a portion of such Net Share Settlement Shares on one or more dates prior to the applicable Settlement Date.

Net Share Settlement Shares: With respect to a Settlement Date, the absolute value of the Cash Settlement Amount divided by the Unwind Price, with the number of Shares rounded up in the event such calculation results in a fractional number.

Unwind Period: The period from and including the first Exchange Business Day following the date Company validly elects Cash Settlement or Net Share Settlement in respect of a Settlement Date through the Exchange Business Day preceding such Settlement Date, subject to “Other Forwards” as described in 8(d) below and “Termination Settlement” as described in Section 8(f) below.

Other Applicable Provisions: To the extent Dealer or Company is obligated to deliver Shares hereunder, the provisions of Sections 9.2 (last sentence only), 9.4, 9.8, 9.9, 9.10 and 9.11 of the Equity Definitions will be applicable as if “Physical Settlement” applied to the Transaction; provided that, in such case, with respect to any delivery of Shares by Dealer, the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Company is the issuer of the Shares.

Potential Adjustment Events; Dividends:

Method of Adjustment: Calculation Agent Adjustment. For the avoidance of doubt, in making any adjustments under the Equity Definitions, the Calculation Agent may make commercially reasonable adjustments, if any, to any one or more of the Initial Forward Price, the Forward Price, the Maximum Number of Shares for any Component and the Transaction Number of Shares. Notwithstanding the foregoing, any cash dividends or distributions on the Shares, whether or not extraordinary, shall be governed by the provisions of “Dividend Adjustment” below in lieu of Article 10 or Section 11.2(c) of the Equity Definitions with respect to the Remaining Contingency Portion of each Transaction or by the provisions of “Acceleration Events” and “Termination Settlement” as described in Section 8(e) and Section 8(f), respectively, below with respect to the Contingency Exercised Portion of such Transaction.

Dividend Adjustment: If at any time during the period from, and including, a Forward Price Reduction Date for a Transaction to, but excluding, the succeeding Forward Price Reduction Date, an ex-dividend date for any cash dividend occurs with respect to the Shares (an “Ex-Dividend Date”), and that dividend, together with any and all other cash dividends with an ex-dividend date occurring during the same period, is greater than the Forward Price Reduction Amount corresponding to the first such succeeding Forward Price Reduction Date on a per Share basis, then the Calculation Agent will adjust one or more of the Initial Forward Price, the Maximum Number of Shares for any Component of such Transaction or any other variable relevant to the valuation, exercise, settlement, payment or other terms of such Component to preserve the fair value of the

Remaining Contingency Portion of the Transaction to Dealer after taking into account such dividend.

Extraordinary Events: Notwithstanding anything to the contrary in the Equity Definitions, with respect to the Remaining Contingency Portion of any Transaction, the consequences of any Extraordinary Event or any Announcement Event shall be as specified below in this Section 2 of this Master Confirmation, and with respect to the Contingency Exercised Portion of such Transaction, the consequences of any Extraordinary Event shall be as specified below under the headings “Acceleration Events” and “Termination Settlement” in Section 8(e) and Section 8(f), respectively.

New Shares: Section 12.1(i) of the Equity Definitions is hereby amended (a) by deleting the text in clause (i) thereof in its entirety (including the word “and” following clause (i)) and replacing it with the phrase “publicly quoted, traded or listed (or whose related depositary receipts are publicly quoted, traded or listed) on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors)” and (b) by inserting immediately prior to the period the phrase “and (iii) of an entity or person that is a corporation organized under the laws of the United States, any State thereof or the District of Columbia that also becomes Company under the applicable Transaction following such Merger Event or Tender Offer”.

Consequence of Merger Events:

Merger Event: Applicable

Share-for-Share: Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer

Share-for-Other: Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer

Share-for-Combined: Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer

Consequence of Tender Offers:

Tender Offer: Applicable

Share-for-Share: Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer

Share-for-Other: Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer

Share-for-Combined: Modified Calculation Agent Adjustment or Cancellation and Payment, at the election of Dealer

Composition of Combined

Consideration: Not Applicable; provided that, notwithstanding Sections 12.1 and 12.5(b) of the Equity Definitions, to the extent that the composition of the consideration for the relevant Shares pursuant to a Tender Offer or Merger Event could be determined by a holder of the Shares, the Calculation Agent will determine such composition.

Announcement Event: If (i) an Announcement Date occurs in respect of any event or transaction that would, if consummated, lead to a Merger Event (for purposes of this and related provisions, the definition of Merger Event shall be read with the references therein to “100%” being replaced by “15%” and references to “50%” being replaced by “75%” and without reference to the clause beginning immediately following the definition of Reverse Merger therein to the end of such definition), a Tender Offer, or other acquisition or disposition by Company or its subsidiaries where the aggregate consideration or value exceeds 15% of the market capitalization of Company as of the Announcement Date (such other acquisition or disposition, a “Significant Transaction”) or (ii) there is a public announcement or statement by Company of an intention to solicit or enter into, or to explore strategic alternatives or other similar undertakings that may include, a Merger Event, Tender Offer or Significant Transaction, or any subsequent announcement or statement of a change to such intention (the occurrence of (i) or (ii), an “Announcement Event”), as determined by the Calculation Agent, then the “Consequences of Announcement Event” set forth below shall apply in respect of such Announcement Event. For purposes of any Transaction, a Significant Transaction shall be an Extraordinary Event.

Announcement Date: The definition of “Announcement Date” in Section 12.1(l) of the Equity Definitions is hereby amended by (i) adding the words “or a Significant Transaction” immediately following the words “Merger Event” in the second and third lines thereof, (ii) replacing the words “a firm” with the word “any” in the second and fourth lines thereof, (iii) replacing the word “leads to the” with the words “would, if consummated, lead to a” in the third and the fifth lines thereof, (iv) adding after the words “voting shares” in the fifth line thereof the words “, voting power or Shares”, (v) inserting the words “by any person” after the word “announcement” in the second and the fourth lines thereof and (vi) inserting the words “, as determined by the Calculation Agent, or any subsequent public announcement of a change to such transaction or intention (including, without limitation, a new announcement, whether or not by the same party, relating to such a transaction or intention or the announcement of a withdrawal from, or the abandonment or discontinuance of, such a transaction or intention)” at the end of each of clauses (i) and (ii) thereof.

Consequences of Announcement Event: With respect to any Announcement Event, the Calculation Agent may determine the economic effect of such Announcement Event on the theoretical value of each Component of the Transaction to Dealer (including without limitation any change in volatility, expected dividends, stock loan rate or liquidity relevant to the Shares or to the Transaction) (i) one or more times on or after the relevant Announcement Date or other date of announcement and (ii) on the Contingency Expiration Date or any earlier date of termination or cancellation for such Component and, in the case of clause (i) or (ii), (x) the Calculation Agent may adjust the terms of such Component to account for such economic effect and determine the effective date of such adjustment or (y) if the Calculation Agent determines, on or after the Announcement Date or other date of announcement, that no adjustment it could make under clause (x) above is likely to produce a commercially reasonable result, may notify the parties that such Component of the Transaction will be terminated, in which case the amount payable upon such termination will be determined pursuant to the terms of this Master Confirmation as if such Announcement Event were an Extraordinary Event to which Cancellation and Payment were applicable. For the avoidance of doubt, any such adjustment shall be without prejudice to the application of the provisions set forth in the preceding sentence, “Consequences of Merger Events” or “Consequences of Tender Offers” with respect to any other Announcement Date in respect of the same event or transaction, or, if the related Merger Date or Tender Offer Date occurs on or prior to the Contingency Expiration Date or earlier date of termination or cancellation for such Component, with respect to the related Merger Event or Tender Offer; provided that any such adjustment shall be taken into account by the Calculation Agent or the Determining Party, as the case may be, in determining any subsequent adjustment to the terms of the Transaction, or in subsequently determining any payment amount, Cancellation Amount or Early Termination Amount, as the case may be, on account of any related Announcement Date, Merger Event or Tender Offer.

Nationalization, Insolvency or Delisting: Cancellation and Payment; provided that, in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors), such exchange or quotation system shall thereafter be deemed to be the Exchange.

Limitation on Certain Adjustments: Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, no adjustment as a result of a Potential Adjustment Event (other than a Potential Adjustment Event described in Section 11.2(e)(i) or (ii)(A) of the Equity Definitions) or an Extraordinary Event shall increase the Maximum Transaction Number of Shares. Notwithstanding any provision of the Equity Definitions or this Master Confirmation to the contrary, if the Calculation Agent determines that no such adjustment that it could make in accordance with the preceding sentence will produce a commercially reasonable result, then the Calculation Agent may notify the parties that the consequence of such event shall be the termination of such Transaction, in which case “Cancellation and Payment” will be deemed to apply and any payment to be made by one party to the other shall be calculated in accordance with Section 12.7 of the Equity Definitions.

Additional Disruption Events:

Change in Law: Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by (i) replacing the phrase “the interpretation” in the third line thereof with the phrase “or announcement or statement of the formal or informal interpretation”, (ii) deleting the words “a party to such Transaction” in the fifth line thereof and replacing them with the words “Dealer”, (iii) replacing the word “Shares” with “Hedge Positions” in the sixth line thereof, (iv) immediately following the word “Transaction” in clause (X) thereof, adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” and (v) adding the words “, or holding, acquiring or disposing of Shares or any Hedge Positions relating to,” after the word “under” in clause (Y) thereof.

Failure to Deliver: Not Applicable

Insolvency Filing: Applicable

Hedging Disruption: Applicable; provided that:

(i) Section 12.9(a)(v) of the Equity Definitions is hereby amended by (a) inserting the following words at the end of clause (A) thereof: “in the manner contemplated by the Hedging Party on the Trade Date” and (b) inserting the following two phrases at the end of such Section:

“For the avoidance of doubt, the term “equity price risk” shall be deemed to include, but shall not be limited to, stock price and volatility risk. And, for the further avoidance of doubt, any such transactions or assets referred to in phrases (A) or (B) above must be available on commercially reasonable pricing terms.”; and

(ii) Section 12.9(b)(iii) of the Equity Definitions is hereby amended by inserting in the third line thereof, after the words “to terminate the Transaction”, the words “or a portion of the Transaction affected by such Hedging Disruption”.

Increased Cost of Hedging: Applicable

Loss of Stock Borrow: Applicable

Maximum Stock Loan Rate: [__] basis points

Increased Cost of Stock Borrow: Applicable

Initial Stock Loan Rate: [__] basis points

Hedging Party: For all applicable Additional Disruption Events, Dealer.

Determining Party: For all applicable Extraordinary Events, Dealer.

Non-Reliance: Applicable

Agreements and Acknowledgments

Regarding Hedging Activities: Applicable

Additional Acknowledgments: Applicable

3.
Calculation Agent. Dealer.
4.
Account Details.
(a)
Account for payments to Company:

To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Account for delivery of Shares from Company:

To be advised under separate cover or telephone confirmed prior to each Settlement Date.

Account for delivery of Shares to Company:

To be advised under separate cover or telephone confirmed prior to each Settlement Date.

(b)
Account for payments to Dealer:

[•]

Account for delivery of Shares from Dealer:

To be advised.

Account for delivery of Shares to Dealer:

To be advised.

5.
Offices.
(a)
The Office of Company for the Transactions is: Inapplicable, Company is not a Multibranch Party.
(b)
The Office of Dealer for the Transactions is: [•].
6.
Notices.
(a)
Address for notices or communications to Company:

FrontView REIT, Inc.,

3131 McKinney Avenue, Suite L10

Dallas, Texas 75204

(b)
Address for notices or communications to Dealer:

[Dealer]

Address: [•]

Attention: [•]

Telephone: [•]

Email: [•]

7.
Representations and Warranties of Company. Company hereby represents and warrants to, and agrees with, Dealer on the date hereof, on the Trade Date for each Transaction, and on any day on which it makes any election in respect of any Transaction, including any election of Cash Settlement or Net Share Settlement (unless another date or dates are specified below) as follows:
(a)
No filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Company of this Master Confirmation and each Supplemental Confirmation hereunder and the consummation of such Transaction (including, without limitation, the delivery of Shares on the Settlement Dates) except (i) such as have been obtained under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) as may be required to be obtained under state securities laws.
(b)
A number of Shares equal to the Maximum Transaction Number of Shares for such Transaction have been reserved for issuance by all required corporate action of Company and the company shall not take any action to reduce or decrease the number of authorized and unissued Shares below such number. The Shares issuable under such Transaction have been duly authorized and, when delivered against payment therefor and otherwise as contemplated by the terms of such Transaction following the settlement of such Transaction in accordance with the terms and conditions of such Transaction, will be validly issued, fully-paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
(c)
Company is not, and after giving effect to such Transaction will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(d)
Company is an “eligible contract participant” (as such term is defined in Section 1a(18) of the Commodity Exchange Act, as amended, other than a person that is an eligible contract participant under Section 1a(18)(C) of the Commodity Exchange Act).
(e)
(A) Company is not aware of any material nonpublic information regarding Company or the Shares and (B) Company is not entering into such Transaction nor making any election thereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(f)
No federal, state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares.
(g)
Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (C) has total assets of at least USD 50 million.
(h)
Company (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into such Transaction, (B) has consulted with its own legal, financial, accounting and tax advisors in connection with such Transaction and (C) is entering into such Transaction for a bona fide business purpose.
(i)
The assets of Company do not constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor Regulations promulgated thereunder or similar law.
(j)
As of such date and as of each Settlement Date for such Transaction, Company is not and will not be insolvent, nor will Company be rendered insolvent as a result of such Transaction or its performance of the terms hereof.
(k)
Company understands that no obligations of Dealer to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of Dealer or any governmental agency.
(l)
Company will promptly, and in any event within three (3) Scheduled Trading Days, notify Dealer upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default with respect to Company, a Potential Event of Default with respect to Company or a Potential Adjustment Event.
(m)
Dealer is not acting as a fiduciary for or an adviser to Company in respect of such Transaction.
(n)
As of (i) the date hereof and (ii) such Trade Date, Company is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(o)
In connection with this Master Confirmation and the Transactions, it is an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act.
(p)
COMPANY UNDERSTANDS THAT THE TRANSACTIONS HEREUNDER ARE SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS.
(q)
To the extent the parties have agreed (which for the avoidance of doubt may be agreed by phone call or email) to enter into a Transaction, Company shall execute a Supplemental Confirmation specifying such agreed terms and conditions of such Transaction as promptly as practicable following receipt of such Supplemental Confirmation from Dealer.
(r)
Without limiting the generality of Section 13.1 of the Equity Definitions, the Company acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any

Transaction, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project.
(s)
The Company will not repurchase any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions hereunder would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of outstanding Shares as of the date of such notice or Trade Date, as applicable.
(t)
The Company is not a “financial end user” as defined in 12 CFR §45.2.
(u)
The Company agrees it will not treat ownership positions held by Dealer or any of its affiliates solely in its (or their) capacity as a nominee or fiduciary for unrelated persons (where Dealer and such affiliates have no economic interest in such positions) as constituting Beneficial Ownership or Constructive Ownership (as such terms are defined in the Company’s Articles of Amendment and Restatement, as amended from time to time) by Dealer (or such affiliates).
8.
Other Provisions.
(a)
Conditions to Dealer’s Obligations. Notwithstanding anything to the contrary in this Master Confirmation or the Agreement, Dealer’s obligations with respect to a Transaction shall be subject to the satisfaction or waiver by Dealer of the following conditions:
(i)
The representations and warranties of Company contained herein and in the Agreement (including as may be modified herein) shall be true and correct as of the Trade Date for such Transaction;
(ii)
Company shall have performed all of the covenants and obligations to be performed by Company on or prior to the Trade Date for such Transaction under the Agreement (including as may be modified herein) and hereunder;
(iii)
Company shall have executed the related Supplemental Confirmation for such Transaction;
(iv)
The representations and warranties of Company contained in the Equity Distribution Agreement and any certificate delivered pursuant thereto by Company shall be true and correct as of the Trade Date for such Transaction;
(v)
Company has performed all of the obligations required to be performed by it under the Equity Distribution Agreement on or prior to the Trade Date for such Transaction; and
(vi)
all of the conditions set forth in the Equity Distribution Agreement shall have been satisfied.
(b)
Limitations.
(i)
If at any time on any day on or after the Trade Date for a Transaction, (i) Dealer determines that the number of Shares Dealer or its affiliates theoretically would be short in order to hedge the equity price risk of such Transaction (such number of Shares, the “Theoretical Delta”) exceeds the total number of Shares then sold under the Prospectus as contemplated in the Equity Distribution Agreement and (ii) such day is a Suspension Day, then Dealer shall notify Company of the existence of such excess delta and Dealer shall have the right to adjust the terms of the Transaction as it determines appropriate to preserve the fair value of the Transaction to Dealer. A “Suspension Day” means any day (i) on which for any reason, the Prospectus contemplated by the Equity Distribution Agreement ceases to satisfy the requirements of the Equity Distribution Agreement, (ii) on which Dealer has not received the deliverables contemplated by the Equity Distribution Agreement or with respect to which Company has not satisfied its obligations under the

Equity Distribution Agreement, in each case in form and substance satisfactory to Dealer or (iii) the Company, the Forward Hedge Seller or Dealer suspended any sale of Shares pursuant to the Equity Distribution Agreement.
(ii)
If, during the period from the Trade Date for a Transaction to the Sales Period Outside Date (as defined below) for such Transaction Dealer or its affiliates have, in connection with such Transaction, sold a number of Shares under the Prospectus as contemplated by the Equity Distribution Agreement that is less than the Maximum Transaction Number of Shares (such number of Shares, the “Sold Number of Shares”) for any reason, then Dealer may notify Company that it will reduce the Maximum Transaction Number of Shares for such Transaction to the Sold Number of Shares (in which case the Maximum Number of Shares for each Component shall be proportionally reduced) and make any other adjustments to the terms of the Transaction as it determines appropriate to reflect such reduction (including, without limitation, to account for any losses or costs incurred by Dealer or its affiliates as a result of its establishing, maintaining, terminating or liquidating any related Hedge Position or related trading position in connection with such reduction). “Sales Period Outside Date,” with respect to a Transaction, has the meaning given to such term in the Supplemental Confirmation for such Transaction.
(iii)
Notwithstanding the foregoing or any other provision of this Master Confirmation or any Supplemental Confirmation, if in respect of any Transaction (x) on or prior to 9:00 a.m., New York City time, on any “Hedge Settlement Date” (as defined in the Equity Distribution Agreement), in connection with Dealer establishing Dealer’s commercially reasonable hedge position in respect of such Transaction Dealer, in Dealer’s sole judgment, Dealer is unable, after using commercially reasonable efforts, to borrow and deliver for sale the full number of Shares to be borrowed and sold pursuant to the Equity Distribution Agreement on such Hedge Settlement Date or (y) in Dealer’s sole judgment, Dealer would incur a stock loan cost of more than a rate equal to the Maximum Stock Loan Rate for such Transaction with respect to all or any portion of such full number of Shares, then Dealer may notify Company that it will reduce the Maximum Transaction Number of Shares for such Transaction (in which case the Maximum Number of Shares for each Component shall be proportionally reduced) and make any other adjustments to the terms of the Transaction as it determines appropriate to reflect such reduction (including, without limitation, to account for any losses or costs incurred by Dealer or its affiliates as a result of its establishing, maintaining, terminating or liquidating any related Hedge Position or related trading position in connection with such reduction).
(c)
Contingent Forward Exclusivity. From and including the date of this Master Confirmation until, but excluding, the date specified as the Contingent Forward Exclusivity End Date in the first Supplemental Confirmation executed under this Master Confirmation, Company shall not, without the prior written consent of Dealer, issue, offer, pledge, sell or contract to sell any call option or right or warrant to purchase Shares (any such call option or right or warrant, a “Similar Transaction”) other than the Transactions hereunder; provided that the Company shall be permitted to issue or sell a Similar Transaction pursuant to an employee stock option plan, stock ownership plan or dividend reinvestment plan of Company in effect on the date of this Master Confirmation.
(d)
Other Forwards. Dealer acknowledges that Company has entered or may enter into one or more other forward transactions for its Shares during the term of any Transaction pursuant to “Forward Contracts” (as defined in the Equity Distribution Agreement) with Forward Purchaser(s) (as defined in the Equity Distribution Agreement) other than Dealer (each, an “Other Forward”). Dealer and Company agree that if Company designates a Settlement Date, or if a Settlement Date occurs, in each case with respect to any Other Forward and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for the Other Forward coincides for any period of time with an Unwind Period for such Transaction (the “Overlap Unwind Period”), Company shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Scheduled Trading Days during such Overlap Unwind Period, commencing on the first, second, third or later Scheduled Trading Day prior to such Overlap Unwind Period (which alternating Scheduled Trading Days, for the avoidance of doubt, may be every other Scheduled Trading Day if there is only one Other Forward, every third Scheduled Trading Day if there are two Other Forwards, etc.), and corresponding adjustments shall be made to the Exchange Business Days comprising such Unwind Period, including for purposes of determining the Unwind Price(s).

(e)
Acceleration Events. The occurrence of the following events following the first Contingency Exercise Date for any Transaction shall each constitute an “Acceleration Event” with respect to the Contingency Exercised Portion of such Transaction:
(i)
Stock Borrow Event. In the commercially reasonable judgment of Dealer (A) Dealer (or an affiliate of Dealer) is not able to hedge in a commercially reasonable manner its exposure under the Contingency Exercised Portion of such Transaction because insufficient Shares are made available for borrowing by securities lenders or (B) Dealer (or an affiliate of Dealer) would incur a Stock Loan Fee to borrow (or to maintain a borrow of) Shares to hedge in a commercially reasonable manner its exposure under the Contingency Exercised Portion of such Transaction that is greater than a rate equal to the Maximum Stock Loan Rate for such Transaction (each, a “Stock Borrow Event”);
(ii)
Dividends and Other Distributions. Company declares a distribution, issue or dividend to existing holders of the Shares of (A) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from, and including, any Forward Price Reduction Date (with such first Contingency Exercise Date being deemed a Forward Price Reduction Date for purposes of this paragraph (ii) only) to, but excluding, the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the corresponding Forward Price Reduction Amount set forth in the relevant Supplemental Confirmation under “Forward Price Reduction Amounts” for the first such Forward Price Reduction Date, (B) any Extraordinary Dividend, (C) any share capital or other securities of another issuer acquired or owned (directly or indirectly) by Company as a result of a spin-off or other similar transaction or (D) any other type of securities (other than Shares), rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price, as determined in a commercially reasonable manner by Dealer; “Extraordinary Dividend” means any dividend or distribution (that is not an ordinary cash dividend) declared by the Issuer with respect to the Shares that, in the commercially reasonable determination of Dealer, is (1) a dividend or distribution declared on the Shares at a time at which the Issuer has not previously declared or paid dividends or distributions on such Shares for the prior four quarterly periods, (2) a payment or distribution by the Issuer to holders of Shares that the Issuer announces will be an “extraordinary” or “special” dividend or distribution, (3) a payment by the Issuer to holders of Shares out of the Issuer’s capital and surplus or (4) any other “special” dividend or distribution on the Shares that is, by its terms or declared intent, outside the normal course of operations or normal dividend policies or practices of the Issuer;
(iii)
ISDA Termination. Either Dealer or Company has the right to designate an Early Termination Date pursuant to Section 6 of the Agreement;
(iv)
Other ISDA Events. The announcement of any event that if consummated, would result in an Extraordinary Event or the occurrence of any Change in Law or a Delisting; or
(v)
Ownership Event. In the good faith judgment of Dealer, on any day, the Share Amount for such day exceeds the Post-Effective Limit for such day (if any applies) (each, an “Ownership Event”). For purposes of this clause (v), the “Share Amount” as of any day is the number of Shares that Dealer and any person whose ownership position would be aggregated with that of Dealer (Dealer or any such person, a “Dealer Person”) under any law, rule, regulation or regulatory order or Company constituent document that for any reason is, or after the Trade Date for such applicable Transaction becomes, applicable to ownership of Shares (“Applicable Provisions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership of under the Applicable Provisions, as determined by Dealer in its reasonable discretion. The “Post-Effective Limit” means (x) the minimum number of Shares that would give rise to reporting or registration obligations (except for any filing requirements on Form 13F, Schedule 13D or Schedule 13G under the Exchange Act, in each case, as in effect on the Trade Date for such applicable Transaction) or other requirements (including obtaining prior approval from any person or entity) of a Dealer Person, or would result in an adverse effect on a Dealer Person, under the Applicable Provisions, as determined by Dealer in its reasonable discretion, minus (y) 1.0% of the number of Shares outstanding.

(f)
Termination Settlement. Upon the occurrence of any Acceleration Event, Dealer shall have the right to designate, upon at least one Scheduled Trading Day’s notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a “Termination Settlement Date”) to which Physical Settlement shall apply with respect to the Contingency Exercised Portion of the relevant Transaction, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of an Ownership Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares necessary to reduce the Share Amount to reasonably below the Post-Effective Limit and (ii) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Dealer shall not exceed the number of Shares as to which such Stock Borrow Event exists. If, upon designation of a Termination Settlement Date by Dealer pursuant to the preceding sentence, Company fails to deliver the Settlement Shares relating to such Termination Settlement Date when due or otherwise fails to perform obligations within its control in respect of this Transaction, it shall be an Event of Default with respect to Company as the sole Defaulting Party and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement or Net Share Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Company, Cash Settlement or Net Share Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Dealer has unwound its hedge and Physical Settlement shall apply in respect of (x) the remainder (if any) of such Settlement Shares and (y) the Settlement Shares designated by Dealer in respect of such Termination Settlement Date. If an Acceleration Event occurs after Company has designated a Settlement Date to which Physical Settlement applies but before the relevant Settlement Shares have been delivered to Dealer, then Dealer shall have the right to cancel such Settlement Date and designate a Termination Settlement Date in respect of such Shares pursuant to the first sentence hereof.
(g)
Additional Adjustment. If, in Dealer’s commercially reasonable judgment, the actual cost to Dealer (or an affiliate of Dealer), on any Scheduled Trading Day, of borrowing a number of Shares equal to the Transaction Number of Shares to hedge in a commercially reasonable manner its exposure to the Contingency Exercised Portion of the applicable Transaction exceeds a weighted average rate equal to the Initial Stock Loan Rate, the Calculation Agent shall reduce the Forward Price to compensate Dealer for the amount by which such cost exceeded a weighted average rate equal to the Initial Stock Loan Rate during such Scheduled Trading Day. The Calculation Agent shall notify Company prior to making any such adjustment to the Forward Price.
(h)
Insolvency Filing. Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, upon any Insolvency Filing or other proceeding under the U.S. Bankruptcy Code in respect of the Company following the first Contingency Exercise Date for any Transaction (a “Bankruptcy Termination Event”), the Contingency Exercised Portion of such Transaction shall automatically terminate on the date thereof without further liability of either party to this Master Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Master Confirmation prior to the date of such Insolvency Filing or other proceeding), it being understood that such Transaction is a contract for the issuance of Shares by the Company.

[Signature page follows.]

Please confirm by signing below that the foregoing correctly sets forth the terms of the agreement between Dealer and Company with respect to any Transaction contemplated by this Master Confirmation and return to us.

Yours faithfully,

[DEALER]
By:
Name:
Title:

Agreed and Accepted By:

FRONTVIEW REIT, INC.

By: _______________________________________

Name:
Title:

Agreed and Accepted By with respect to Appendix I “Indemnity and Limitation on Liability” in Paragraph (z) herein:

FRONTVIEW OPERATING PARTNERSHIP LP

By: ________________________________________

Name:
Title:

[Signature Page to Contingent Forward Master Confirmation]

APPENDIX 1

ADDITIONAL PROVISIONS

(a)
Interpretive Letter. The parties intend that this Master Confirmation and each Supplemental Confirmation hereunder constitute a “contract” as described in the letter dated October 6, 2003 submitted by Robert Reeder and Leslie Silverman to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”).
(b)
Regulation M. Company agrees that neither it nor any “affiliated purchaser” (as defined in Regulation M) will, directly or indirectly, bid for, purchase or attempt to induce any person to bid for or purchase, the Shares or securities that are convertible into, or exchangeable or exercisable for, Shares during any “restricted period” as such term is defined in Regulation M arising from transactions contemplated by the Equity Distribution Agreement and that neither it nor any affiliated purchaser will engage in any “distribution” (as defined in Regulation M) that would cause a “restricted period” (as defined in Regulation M) to occur on any Contingency Exercise Date or during any Unwind Period. In addition, Company represents that it is eligible to conduct a primary offering of Shares on Form S-3, the offering contemplated by the Equity Distribution Agreement complies with Rule 415 under the Securities Act, and the Shares are “actively traded” as defined in Rule 101(c)(1) of Regulation M.
(c)
Agreements and Acknowledgments regarding Shares.
(i)
In addition to the representations in Section 9.11 of the Equity Definitions, Company agrees and acknowledges that, in respect of any Shares delivered to Dealer hereunder, such Shares shall be newly issued (unless mutually agreed otherwise by the parties) and, upon such delivery, be duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance and not subject to any preemptive or similar rights and shall, upon such issuance, be accepted for listing or quotation on the Exchange, and that such Shares will not bear a restrictive legend and that such Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.
(ii)
In connection with bids and purchases of Shares in connection with any Cash Settlement or Net Share Settlement of any Transaction, Dealer shall use its good faith efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18, as if such provisions were applicable to such purchases and any analogous purchases under any Transaction, taking into account any applicable Securities and Exchange Commission no action letters, as appropriate, and subject to any delays between the execution and reporting of a trade of the Shares on the Exchange and other circumstances beyond Dealer’s control.
(iii)
Company shall, at least one day prior to the first day of any Unwind Period, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first day of the Unwind Period and during the calendar week in which the first day of the Unwind Period occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18).
(iv)
During any Unwind Period, Company shall (a) notify Dealer prior to the opening of trading in the Shares on any day on which Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act) of any merger, acquisition or similar transaction involving a recapitalization relating to Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (b) promptly notify Dealer following any such announcement that such announcement has been made and (c) promptly (but in any event prior to the next opening of the regular trading session of the Exchange) deliver to Dealer following the making of any such announcement information indicating (A) Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction. Such written notice shall be deemed to be a certification by Company to Dealer that such information is true and correct. In addition, Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Company acknowledges that under the terms of this Master Confirmation, any such notice may result in a Regulatory Disruption or may affect the length of any ongoing Unwind Period; accordingly, Company acknowledges that its delivery of such notice shall comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization with respect to Company and/or the Shares as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
(v)
Company shall not, nor shall it cause any of its affiliated purchasers (within the meaning of Rule 10b-18 under the Exchange Act) to, take or refrain from taking any action (including, without limitation, any direct purchases by Company or any of its affiliates, or any purchases by a party to a derivative transaction with Company or any of its affiliates), either under this Master Confirmation, any Supplemental Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Dealer or any of its affiliated purchasers in connection with any Cash Settlement or Net Share Settlement of any Component of any Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 determined as if all such foregoing purchases were made by Company.
(d)
Calculations and Payment Date upon Early Termination. The parties acknowledge and agree that in calculating (i) the Close-Out Amount pursuant to Section 6 of the Agreement and (ii) the amount due upon cancellation or termination of any Transaction (whether in whole or in part) pursuant to Article 12 of the Equity Definitions as a result of an Extraordinary Event, Dealer may (but need not) determine such amount based on (A) expected losses assuming a commercially reasonable (including, without limitation, with regard to reasonable legal and regulatory guidelines) risk bid were used to determine loss or (B) the price at which one or more market participants would offer to sell to or buy from, as applicable, Dealer a block of Shares equal in number to Dealer’s hedge position in relation to any Transaction.
(e)
[Designation. Notwithstanding any provision of the Agreement to the contrary, Dealer shall be entitled to assign its rights and obligations hereunder and under any Credit Support Documents to make or receive cash payments or deliveries and other related rights to any affiliate of Dealer or any successor thereto (each, a “Dealer Affiliate”); provided that Company shall have recourse to Dealer in the event of the failure by a Dealer Affiliate to perform any of such obligations hereunder. Notwithstanding the foregoing, recourse to Dealer shall be limited to recoupment of Company’s monetary damages and Company hereby waives any right to seek specific performance by Dealer of its obligations hereunder.]1
(f)
Transfer or Assignment. Company may not transfer any of its rights or obligations under the Transaction without the prior written consent of Dealer. Notwithstanding any provision of the Agreement to the contrary, Dealer shall be entitled to transfer or assign its rights and obligations hereunder and under any Credit Support Document to (i) Dealer or any successor thereto, without the consent of Company and in connection therewith to effect necessary amendments to facilitate such transfer or assignment or (ii) any other Dealer Affiliate (a “Designated Transferee”); provided that in the case of clause (ii), the credit rating of the Designated Transferee or its guarantor (whichever is higher) is not lower than the rating of Dealer (or any Dealer guarantor) at the time of such transfer or assignment. In the case of (i) and (ii), (1) no Event of Default or Termination Event will occur as a result of such transfer or assignment; (2) as a result of any such transfer or assignment, Company will not (A) be required to pay the transferee or assignee of such rights or obligations on any payment date an amount under Section 2(d)(i)(4) of the Agreement greater than the amount, if any, that Company would have been required to pay Dealer in the absence of such transfer or assignment, or (B) receive from the transferee or assignee on any payment date an amount under Section 2(d)(i)(4) of the Agreement that is less than the amount that Company would have received from Dealer in the absence of such transfer or assignment; and (3) the transferee or assignee shall provide Company with a complete and accurate U.S. Internal Revenue Service Form W-9 or W-8 (as applicable) prior to becoming a party to the Transaction. If at any time at which (A) the Section 16 Percentage exceeds 4.5%, (B) the Transaction Equity Percentage exceeds 8.0%, or (C) the Share Amount exceeds the Post-Effective Limit (if any applies) (any such condition described in clauses (A), (B) or (C), an “Excess Ownership Position”), Dealer is unable after using its commercially reasonable efforts to effect a transfer or assignment of any Transaction to a third party on pricing terms

1 Subject to Dealer.

reasonably acceptable to Dealer and within a time period reasonably acceptable to Dealer such that no Excess Ownership Position exists, then Dealer may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Remaining Contingency Portion of any Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Dealer so designates an Early Termination Date with respect to a Terminated Portion, a payment shall be made pursuant to Section 6 of the Agreement as if (1) an Early Termination Date had been designated in respect of the Remaining Contingency Portion of a Transaction having terms identical to the Remaining Contingency Portion of the relevant Transaction and the Maximum Number of Shares for each Component equal to the Maximum Number of Shares for each Component underlying the Terminated Portion, (2) Company were the sole Affected Party with respect to such partial termination and (3) the Terminated Portion were the sole Affected Transaction (and, for the avoidance of doubt, the provisions of Paragraph (k) below shall apply to any amount that is payable by Company to Dealer pursuant to this sentence as if Company was not the Affected Party). The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the number of Shares that Dealer and any of its affiliates or any other person subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act, or any “group” (within the meaning of Section 13 of the Exchange Act) of which Dealer is or may be deemed to be a part beneficially owns (within the meaning of Section 13 of the Exchange Act), without duplication, on such day (or, to the extent that for any reason the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher number, such higher number) and (B) the denominator of which is the number of Shares outstanding on such day. The “Transaction Equity Percentage” as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (1) the aggregate of the Maximum Transaction Number of Shares for all Transactions outstanding under this Master Confirmation as of such day and (2) the aggregate number of Shares underlying any other issuer forward transactions or warrant transactions between Dealer and Company, and (B) the denominator of which is the number of Shares outstanding.
(g)
[Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their affiliates in connection with the Agreement, this Master Confirmation and each Supplemental Confirmation, and (ii) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of such party and such party’s affiliates.]2
(h)
Severability; Illegality. If compliance by either party with any provision of a Transaction would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of such Transaction shall not be invalidated, but shall remain in full force and effect.
(i)
Waiver of Trial by Jury. EACH OF COMPANY AND DEALER HEREBY IRREVOCABLY WAIVES (ON SUCH PARTY’S OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF SUCH PARTY’S STOCKHOLDERS OR OTHER EQUITY HOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO the Agreement, this Master Confirmation, aNY Supplemental Confirmation or the transactions contemplated hereby OR THEREBY OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF or THEREOF.
(j)
Governing Law. THIS MASTER CONFIRMATION, each supplemental confirmation and the agreement WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND THERETO or the transactions contemplated hereby or thereby AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS. NOTHING IN THIS PROVISION SHALL PROHIBIT EITHER PARTY FROM BRINGING AN ACTION TO ENFORCE A MONEY JUDGMENT IN ANY OTHER JURISDICTION.

2 Subject to Dealer.

(k)
Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. To the extent the “Termination Settlement” provisions of Section 8(f) above do not apply, if (a) an Early Termination Date (whether as a result of an Event of Default or a Termination Event) occurs or is designated with respect to any Transaction or (b) any Transaction is cancelled or terminated upon the occurrence of an Extraordinary Event (except as a result of (i) a Nationalization, Insolvency or Merger Event in which the consideration to be paid to all holders of Shares consists solely of cash, (ii) a Merger Event or Tender Offer that is within Company’s control, or (iii) an Event of Default in which Company is the Defaulting Party or a Termination Event in which Company is the Affected Party other than an Event of Default of the type described in Section 5(a)(iii), (v), (vi), (vii) or (viii) of the Agreement or a Termination Event of the type described in Section 5(b) of the Agreement, in each case that resulted from an event or events outside Company’s control), and if Company would owe any amount to Dealer pursuant to Section 6(d)(ii) of the Agreement or any Cancellation Amount pursuant to Article 12 of the Equity Definitions (any such amount, a “Payment Obligation”), then Company shall satisfy the Payment Obligation by the Share Termination Alternative (as defined below), unless (a) Company gives irrevocable telephonic notice to Dealer, confirmed in writing within one (1) Scheduled Trading Day, no later than 12:00 p.m. (New York City time) on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable, of its election that the Share Termination Alternative shall not apply, (b) Company remakes the representations set forth in Section 7 of this Master Confirmation as of the date of such election and (c) Dealer agrees to such election, in which case the provisions of Section 12.7 or Section 12.9 of the Equity Definitions, or the provisions of Section 6(d)(ii) of the Agreement, as the case may be, shall apply.

Share Termination Alternative: If applicable, Company shall deliver to Dealer the Share Termination Delivery Property on the date (the “Share Termination Payment Date”) on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or Section 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable, subject to Paragraph (l)(i) below, in satisfaction, subject to Paragraph (l)(ii) below, of the relevant Payment Obligation, in the manner reasonably requested by Dealer free of payment.

Share Termination Delivery Property: A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the relevant Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the amount of Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price (without giving effect to any discount pursuant to Paragraph (l)(i) below).

Share Termination Unit Price: The value to Dealer of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means. In the case of a Private Placement of Share Termination Delivery Units that are Restricted Shares (as defined below), as set forth in Paragraph (l)(i) below, the Share Termination Unit Price shall be determined by the discounted price applicable to such Share Termination Delivery Units. In the case of a Registration Settlement of Share Termination Delivery Units that are Restricted Shares (as defined below) as set forth in Paragraph (l)(ii) below, notwithstanding the foregoing, the Share Termination Unit Price shall be the Reference Price on the Merger Date, Tender Offer Date, Announcement Date (in the case of a Nationalization, Insolvency or Delisting), Early Termination Date or date of cancellation, as applicable. The Calculation Agent shall notify Company of the Share Termination Unit Price at the time of notification of such Payment Obligation to Company or, if applicable, at the time the discounted price applicable to the relevant Share Termination Units is determined pursuant to Paragraph (l)(i).

Share Termination Delivery Unit: One Share or, if the Shares have changed into cash or any other property or the right to receive cash or any other property as the result of a Nationalization, Insolvency or Merger Event (any such cash or other property, the “Exchange Property”), a unit consisting of the type and amount of Exchange Property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Nationalization, Insolvency or Merger Event. If such Nationalization, Insolvency or Merger Event involves a choice of Exchange Property to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver: Inapplicable

Other applicable provisions: If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.11 and 9.12 (as modified above) of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-settled” shall be read as references to “Share Termination Settled” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”. “Share Termination Settled” in relation to a Transaction means that the Share Termination Alternative is applicable to such Transaction.

(l)
Registration/Private Placement Procedures. If, in the reasonable opinion of Dealer, following any delivery of Shares or Share Termination Delivery Property to Dealer hereunder, such Shares or Share Termination Delivery Property would be in the hands of Dealer subject to any applicable restrictions with respect to any registration or qualification requirement or prospectus delivery requirement for such Shares or Share Termination Delivery Property pursuant to any applicable federal or state securities law (including, without limitation, any such requirement arising under Section 5 of the Securities Act as a result of such Shares or Share Termination Delivery Property being “restricted securities”, as such term is defined in Rule 144 under the Securities Act, or as a result of the sale of such Shares or Share Termination Delivery Property being subject to paragraph (c) of Rule 145 under the Securities Act) (such Shares or Share Termination Delivery Property, “Restricted Shares”), then delivery of such Restricted Shares shall be effected pursuant to either clause (i) or (ii) below at the election of Company, unless Dealer waives the need for registration/private placement procedures set forth in (i) and (ii) below.

(i)
If Company elects to settle a Transaction pursuant to this clause (i) (a “Private Placement Settlement”), then delivery of Restricted Shares by Company shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Dealer; provided that Company may not elect a Private Placement Settlement if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(a)(2) of the Securities Act for the sale by Company to Dealer (or any affiliate designated by Dealer) of the Restricted Shares or the exemption pursuant to Section 4(a)(1) or Section 4(a)(3) of the Securities Act for resales of the Restricted Shares by Dealer (or any such affiliate of Dealer). Company shall use its best efforts to cause the Private Placement Settlement of such Restricted Shares to include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Dealer, due diligence rights (for Dealer or any designated buyer of the Restricted Shares by Dealer), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Dealer. In the case of a Private Placement Settlement, Dealer shall determine the appropriate discount to the Share Termination Unit Price (in the case of settlement of Share Termination Delivery Units pursuant to Paragraph (k) above) or premium to any Forward Price (in the case of settlement of Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation) applicable to such Restricted Shares in a commercially reasonable manner and appropriately adjust the number of such Restricted Shares to be delivered to Dealer hereunder. Notwithstanding anything to the contrary in the Agreement or this Master Confirmation, the date of delivery of such Restricted Shares shall be the Exchange Business Day following notice by Dealer to Company of such applicable discount or premium, as the case may be, and the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Share Termination Payment Date (in the case of settlement of Share Termination Delivery Units pursuant to Paragraph (k) above) or on the Settlement Date for such Restricted Shares (in the case of settlement in Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation).
(ii)
If Company elects to settle a Transaction pursuant to this clause (ii) (a “Registration Settlement”), then Company shall promptly (but in any event no later than the beginning of the Resale Period) file and use its reasonable best efforts to make effective under the Securities Act a registration statement or supplement or amend an outstanding registration statement in form and substance reasonably satisfactory to Dealer, to cover the resale of such Restricted Shares in accordance with customary resale registration procedures, including covenants, conditions, representations, underwriting discounts (if applicable), commissions (if applicable), indemnities, due diligence rights, opinions and certificates, and such other documentation as is customary for equity resale underwriting agreements, all reasonably acceptable to Dealer. If Dealer, in its sole reasonable discretion, is not satisfied with such procedures and documentation Private Placement Settlement shall apply. If Dealer is satisfied with such procedures and documentation, it shall sell the Restricted Shares pursuant to such registration statement during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Restricted Shares (which, for the avoidance of doubt, shall be (x) the Share Termination Payment Date in case of settlement in Share Termination Delivery Units pursuant to Paragraph (k) above or (y) the Settlement Date in case of settlement in Shares pursuant to Section 2 or Section 8(f) of this Master Confirmation) and ending on the Exchange Business Day on which Dealer completes the sale of all Restricted Shares or, in the case of settlement of Share Termination Delivery Units, a sufficient number of Restricted Shares so that the realized net proceeds of such sales equals or exceeds the Payment Obligation (as defined above). If the Payment Obligation exceeds the realized net proceeds from such resale, Company shall transfer to Dealer by the open of the regular trading session on the Exchange on the Exchange Business Day immediately following such resale the amount of such excess (the “Additional Amount”) in cash or in a number of Shares (“Make-whole Shares”) in an amount that, based on the Reference Price on such day, has a dollar value equal to the Additional Amount. The Resale Period shall continue to enable the sale of the Make-whole Shares. If Company elects to pay the Additional Amount in Shares, the requirements and provisions for Registration Settlement shall apply. This provision shall be applied successively until the Additional Amount is equal to zero. In no event shall Company deliver a number of Restricted Shares under a Transaction greater than the Capped Number (as defined below) for such Transaction.
(iii)
Without limiting the generality of the foregoing, Company agrees that (A) any Restricted Shares delivered to Dealer in connection with a Transaction may be transferred by and among Dealer and its affiliates and Company shall effect such transfer without any further action by Dealer and (B) after the period of six (6) months from the Trade Date of such Transaction (or one (1) year from the Trade Date of such Transaction if, at such time, informational requirements of Rule 144(c) under the Securities Act are not satisfied with respect to Company) has elapsed in respect of any Restricted Shares delivered to Dealer, Company shall promptly remove, or use its best efforts to cause the transfer agent for such Restricted Shares to remove, any legends referring to any such restrictions or requirements from such Restricted Shares upon request by Dealer (or such affiliate of Dealer) to Company or such transfer agent, without any requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer). Notwithstanding anything to the contrary herein, to the extent the provisions of Rule 144 of the Securities Act or any successor rule are amended, or the applicable interpretation thereof by the Securities and Exchange Commission or any court change after the Trade Date for such Transaction, the agreements of Company herein shall be deemed modified to the extent necessary, in the opinion of outside counsel of Company, to comply with Rule 144 of the Securities Act, as in effect at the time of delivery of the relevant Shares or Share Termination Delivery Property.
(iv)
If the Private Placement Settlement or the Registration Settlement shall not be effected as set forth in clauses (i) or (ii), as applicable, with respect to a Transaction, then failure to effect such Private Placement Settlement or such Registration Settlement shall constitute an Event of Default with respect to which Company shall be the Defaulting Party.
(m)
Tax Disclosure. Effective from the date of commencement of discussions concerning the Transactions, Company and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to Company relating to such tax treatment and tax structure.
(n)
Status of Claims in Bankruptcy. Dealer acknowledges and agrees that this Master Confirmation is not intended to convey to Dealer rights against Company with respect to any Transaction that are senior to the claims of common stockholders of Company in any United States bankruptcy proceedings of Company; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Company of its obligations and agreements with respect to any Transaction; provided, further, that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transactions other than the Transactions.
(o)
Acknowledgments: The parties hereto agree and acknowledge that:
(i)
Dealer is a “swap participant” and “financial participant” within the meaning of Sections 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”).
(ii)
This Master Confirmation and each Supplemental Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code and any cash, securities or other property provided as performance assurance, credit support or collateral with respect to each Transaction is a “margin payment” and “transfer” within the meaning of Section 546 of the Bankruptcy Code, (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder, thereunder or in connection herewith or therewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code and constitute “settlement payments” as defined in Section 741(8) of the Bankruptcy Code and (iii) a “master netting agreement” and each of the parties thereto is a “master netting agreement participant”, each as defined in the Bankruptcy Code.
(iii)
The rights given to Dealer hereunder, under each Supplemental Confirmation, the Agreement and any Credit Support Document upon the occurrence of an Event of Default with respect to the other party constitute a “contractual right” to cause the liquidation, termination or acceleration of, and to offset or net out termination values, payment amounts and other transfer obligations under or in connection with a “securities contract” and a “swap agreement” and a “contractual right” under a security agreement or arrangement forming a part of or related to a “securities contract” and a “swap agreement,” as such terms are used in Sections 555, 560, 561, 362(b)(6) and 362(b)(17) of the Bankruptcy Code.
(iv)
Dealer is entitled to the protections afforded by, among other sections, Sections 362(b)(6), 362(b)(17), 362(b)(27), 362(o), 546(e), 546(g), 546(j), 548(d)(2), 555, 560 and 561 of the Bankruptcy Code.
(p)
Agreements Regarding the Supplemental Confirmation.
(i)
Company accepts and agrees to be bound by the contractual terms and conditions as set forth in each Supplemental Confirmation.
(ii)
Company and Dealer agree and acknowledge that (X) the Transactions contemplated by this Master Confirmation and each Supplemental Confirmation will be entered into in reliance on the fact that this Master Confirmation and such Supplemental Confirmation form a single agreement between Company and Dealer, and Dealer would not otherwise enter into such Transaction, (Y) this Master Confirmation, together with such Supplemental Confirmation, is a “qualified financial contract”, as such term is defined in Section 5-701(b)(2) of the General Obligations Law of New York (the “General Obligations Law”); and (Z) this Master Confirmation constitutes a prior “written contract”, as set forth in Section 5-701(b)(1)(b) of the General Obligations Law, and each party hereto intends and agrees to be bound by this Master Confirmation and such Supplemental Confirmation.
(iii)
Company and Dealer further agree and acknowledge that this Master Confirmation, together with each Supplemental Confirmation, constitutes a contract “for the sale or purchase of a security”, as set forth in Section 8-113 of the Uniform Commercial Code of New York.
(q)
Wall Street Transparency and Accountability Act. In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under the WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Master Confirmation, any Supplemental Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Master Confirmation, any Supplemental Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, but not limited to, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, an Excess Ownership Position, or Illegality (as defined in the Agreement)).
(r)
Agreements and Acknowledgements Regarding Hedging. Company understands, acknowledges and agrees that: (A) at any time on and prior to the last Settlement Date, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction; (B) Dealer and its affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Company shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to each Transaction; and (D) any market activities of Dealer and its affiliates with respect to Shares may affect the market price and volatility of Shares, each in a manner that may be adverse to Company.
(s)
Payments by Dealer. To the extent the “Termination Settlement” provisions of Section 8(f) above do not apply, in the event that (i) an Early Termination Date occurs or is designated with respect to a Transaction as a result of a Termination Event or an Event of Default (other than an Event of Default arising under Section 5(a)(ii) or 5(a)(iv) of the Agreement) and, as a result, Dealer owes to Company an amount calculated under Section 6(e) of the Agreement, or (ii) Dealer owes to Company, pursuant to Section 12.7 or Section 12.9 of the Equity Definitions, an amount calculated under Section 12.8 of the Equity Definitions, such amount shall be deemed to be zero. Notwithstanding anything to the contrary herein, the foregoing shall not apply to any portion of the Transaction relating to the Transaction Number of Shares.

(t)
Listing of Shares. Company shall have submitted an application for the listing of the Maximum Transaction Number of Shares for each Transaction on the Exchange, and such application and listing shall have been approved by the Exchange, subject only to official notice of issuance, in each case, on or prior to the Contingency Premium Payment Date for each such Transaction. Company agrees and acknowledges that such submission and approval shall be a condition precedent for the purpose of Section 2(a)(iii) of the Agreement with respect to each obligation of Dealer under Section 2(a)(i) of the Agreement.
(u)
Confidentiality. Dealer and Company agree that (i) Company is not obligated to Dealer to keep confidential from any and all persons or otherwise limit the use of any element of Dealer’s descriptions relating to tax aspects of the Transactions contemplated hereby and any part of the structure necessary to understand those tax aspects, and (ii) Dealer does not assert any claim of proprietary ownership in respect of such descriptions contained herein of the use of any entities, plans or arrangements to give rise to significant U.S. federal income tax benefits for Company.
(v)
[Conduct Rules. Each party acknowledges and agrees to be bound by the Conduct Rules of the Financial Industry Regulatory Authority, Inc. applicable to transactions in options, and further agrees not to violate the position and exercise limits set forth therein.]3
(w)
Tax Matters.
(i)
Withholding Tax under the United States Foreign Account Tax Compliance Act. “Indemnifiable Tax”, as defined in Section 14 of the Agreement, shall not include any U.S. federal withholding tax imposed or collected pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code (a “FATCA Withholding Tax”). For the avoidance of doubt, a FATCA Withholding Tax is a Tax the deduction or withholding of which is required by applicable law for the purposes of Section 2(d) of the Agreement.
(ii)
871(m). To the extent that either party to the Agreement with respect to each Transaction is not an adhering party to the ISDA 2015 Section 871(m) Protocol published by the ISDA on November 2, 2015 and available at www.isda.org, as may be amended, supplemented, replaced or superseded from time to time (the “871(m) Protocol”), the parties agree that the provisions and amendments contained in the Attachment to the 871(m) Protocol are incorporated into and apply to the Agreement with respect to each Transaction as if set forth in full herein. The parties further agree that, solely for purposes of applying such provisions and amendments to the Agreement with respect to each Transaction, references to “each Covered Master Agreement” in the 871(m) Protocol will be deemed to be references to the Agreement with respect to each Transaction, and references to the “Implementation Date” in the 871(m) Protocol will be deemed to be references to the Trade Date of each Transaction. For greater certainty, if there is any inconsistency between this provision and the provisions contained in any other agreement between the parties with respect to each Transaction, this provision shall prevail unless such other agreement expressly overrides the provisions of the Attachment to the 871(m) Protocol.
(iii)
Tax Documentation. For the purposes of Sections 4(a)(i) and 4(a)(ii) of the Agreement, Dealer shall provide to Company a valid and duly executed U.S. Internal Revenue Service Form W-9 and Company shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (i) on or before the date of execution of this Master Confirmation; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such tax form previously provided by Dealer or Company, respectively, has become invalid, obsolete, inaccurate or incorrect. Additionally, each of Dealer and Company shall, promptly upon reasonable request by the other party, provide such other tax forms and documents requested by the other party.

3 Subject to Dealer.

(iv)
Payor Representations. For the purpose of Section 3(e) of the Agreement, each party represents that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of the Agreement or any other payments of interest or penalty charges for late payment) to be made by it to the other party under the Agreement. In making this representation, a party may rely on: (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.
(v)
Payee Representations. For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations: [•]; and Company makes the following representations: (A) It is a “U.S. person” (as that term is used in Treasury Regulation Section 1.1441-4(a)(3)(ii)) for U.S. federal income tax purposes; and (B) it is a real estate investment trust for U.S. federal income tax purposes and is organized under the laws of the State of Maryland, and is an exempt recipient under Treasury Regulation Section 1.6049-4(c)(1)(ii)(J).
(x)
Delivery or Receipt of Cash. For the avoidance of doubt, other than receipt of the Contingency Premium by Company, nothing in this Master Confirmation shall be interpreted as requiring Company to cash settle any Transaction, except in circumstances where cash settlement is within Company’s control (including, without limitation, where Company elects to deliver or receive cash, or where Company has made Private Placement Settlement unavailable due to the occurrence of events within its control) or in those circumstances in which holders of Shares would also receive cash.
(y)
Disclaimer. Dealer is not a member of the Securities Investor Protection Corporation (“SIPC”). Obligations of Dealer hereunder are not protected by SIPC or any other organization or authority.
(z)
Indemnity and Limitation on Liability. Company agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, and relating to or arising out of arising out of, in connection with, or relating to, any breach of any covenant or representation made by the Company hereunder, and will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Company. Company will not be liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a non-appealable judgment by a court of competent jurisdiction to have resulted from the Indemnified Party’s breach of a material term of this Master Confirmation, any Supplemental Confirmation or the Agreement, willful misconduct or gross negligence. The provisions of this Paragraph (z) shall survive completion of each Transaction contemplated by this Master Confirmation and any assignment or transfer pursuant to this Master Confirmation and shall inure to the benefit of any permitted assignee of Dealer. Notwithstanding any other provision herein, neither Company nor Dealer will be liable for special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen.
(aa)
[Risk Disclosure. Company represents and warrants that it has received, read and understands Dealer’s “Risk Disclosure Statement Regarding OTC Derivatives Products” and acknowledges the terms thereof as if it had signed the Risk Disclosure Statement Verification contained therein as of the date hereof.]4

4 Subject to Dealer.

(bb)
Amendments to the Equity Definitions.
(i)
Section 11.2(a) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and replacing them with the word “an”; and adding the phrase “or the Transaction” at the end of the sentence.
(ii)
Section 11.2(c) of the Equity Definitions is hereby amended by (v) replacing the words “a diluting or concentrative” with “an” in the fifth line thereof, (w) adding the phrase “or the Transaction” after the words “the relevant Shares” in the same sentence, (x) deleting the second appearance of the word “will” in the same sentence and replacing it with the word “may”, (y) deleting the words “diluting or concentrative” in the sixth to last line thereof and (z) deleting the phrase “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing it with the phrase “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares).”
(iii)
Section 11.2(e)(vii) of the Equity Definitions is hereby amended by deleting the words “a diluting or concentrative” and adding the phrase “the Transaction” at the end of the sentence; provided that it shall also constitute a Potential Adjustment Event if a Disrupted Day occurs or is continuing on or following the Trade Date and prior to the Contingency Expiration Date for the final Component of a Transaction.
(iv)
Section 12.2(d) of the Equity Definitions is hereby amended by deleting the word “shall” in the second line thereof and replacing it with the word “may”.
(v)
Section 12.3(d) of the Equity Definitions is hereby amended by deleting the word “shall” in the third line thereof and replacing it with the word “may”.
(vi)
Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) inserting “(1)” immediately following the word “means” in the first line thereof and (2) inserting immediately prior to the semi-colon at the end of subsection (B) thereof the following words: “or (2) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the Agreement with respect to that Issuer”.
(vii)
Section 12.9(b)(iv) of the Equity Definitions is hereby amended by:

(A) deleting (1) subsection (A) in its entirety, (2) the phrase “or (B)” following subsection (A) and (3) the phrase “in each case” in subsection (B); and

(B) replacing the phrase “neither the Non-Hedging Party nor the Lending Party lends Shares” with the phrase “such Lending Party does not lend Shares” in the penultimate sentence.

(viii)
Section 12.9(b)(v) of the Equity Definitions is hereby amended by:

(A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and

(B) (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C), (3) deleting the penultimate sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.” and (4) deleting clause (X) in the final sentence.

(ix)
Section 12.9(b)(vi) of the Equity Definitions is hereby amended by:

(A) adding the word “or” immediately before subsection “(B)” and deleting the comma at the end of subsection (A); and

(B) (1) deleting subsection (C) in its entirety, (2) deleting the word “or” immediately preceding subsection (C) and (3) deleting the final sentence in its entirety and replacing it with the sentence “The Hedging Party will determine the Cancellation Amount payable by one party to the other.”

(cc)
Limit on Beneficial Ownership. Notwithstanding any other provisions hereof, Dealer shall not have the right to acquire Shares hereunder or be entitled to take delivery of any Shares deliverable hereunder, to the extent (but only to the extent) that, after such receipt of any Shares hereunder, (i) the Section 16 Percentage would exceed 4.5%, (ii) the Share Amount would exceed the Post-Effective Limit, or (iii) the Transaction Equity Percentage would exceed 8.0%. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that, after such delivery, (i) the Section 16 Percentage would exceed 4.5%, (ii) the Share Amount would exceed the Post-Effective Limit, or (iii) the Transaction Equity Percentage would exceed 8.0%. If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, Company’s obligation to make such delivery shall not be extinguished and Company shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Company that, after such delivery, (i) the Section 16 Percentage would not exceed 4.5%, (ii) the Share Amount would not exceed the Post-Effective Limit, and (iii) the Transaction Equity Percentage would not exceed 8.0%.
(dd)
Maximum Share Delivery.
(i)
Notwithstanding any other provision of this Master Confirmation, the Agreement or the Equity Definitions, in no event will Company at any time be required to deliver to Dealer a number of Shares greater than the Capped Number for a Transaction in connection with such Transaction. “Capped Number,” with respect to a Transaction, means a number of Shares equal to 1.5 multiplied by the Maximum Transaction Number of Shares for such Transaction.
(ii)
In the event Company shall not have delivered to Dealer the full number of Shares or Restricted Shares otherwise deliverable by Company to Dealer pursuant to the terms of a Transaction because Company has insufficient authorized but unissued Shares that are not reserved for other transactions (such deficit, the “Deficit Shares”), Company shall be continually obligated to deliver, from time to time, Shares or Restricted Shares, as the case may be, to Dealer until the full number of Deficit Shares have been delivered pursuant to this Paragraph (dd)(ii), when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Company or any of its subsidiaries after the Trade Date for the applicable Transaction (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares previously reserved for issuance in respect of other transactions become no longer so reserved or (C) Company additionally authorizes any unissued Shares that are not reserved for other transactions; provided that in no event shall Company deliver any Shares or Restricted Shares to Dealer pursuant to this Paragraph (dd)(ii) to the extent that such delivery would cause the aggregate number of Shares and Restricted Shares delivered to Dealer to exceed the Capped Number for such Transaction.
(ee)
Right to Extend. Dealer may postpone or add, in whole or in part, any Contingency Expiration Date or any other date of valuation, payment or delivery with respect to some or all of any Transaction hereunder (in which event the Calculation Agent shall make appropriate adjustments to the Maximum Number of Shares with respect to one or more Components) if Dealer determines, in its reasonable discretion, that such extension is necessary or appropriate to preserve Dealer’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable Dealer or one of its affiliates to effect transactions with respect to Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer or such an affiliate were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer.
(ff)
10b5-1 Plan.
(i)
Company is entering into this Master Confirmation and each Transaction hereunder in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and that it has not entered into or altered and will not enter into or alter any corresponding or hedging transaction or position with respect to the Shares. Company acknowledges that it is the intent of the parties that following any election of Cash Settlement or Net Share Settlement by Company, the purchase of

Shares by Dealer during any Unwind Period comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 and each Transaction entered into under this Master Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).
(ii)
During the term of any Transaction and in connection with the delivery of any Share Termination Delivery Property for any Transaction, Dealer (or its agent or affiliate) may effect transactions in Shares in connection with such Transaction. The timing of such transactions by Dealer, the price paid or received per Share pursuant to such transactions and the manner in which such transactions are made, including, without limitation, whether such transactions are made on any securities exchange or privately, shall be within the sole judgment of Dealer. Company acknowledges and agrees that all such transactions shall be made in Dealer’s sole judgment and for Dealer’s own account.
(iii)
Company does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer (or its agent or affiliate) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) in connection with any Transaction, including, without limitation, the price paid per Share pursuant to such purchases, whether such purchases are made on any securities exchange or privately and how, when or whether Dealer (or its agent or affiliate) enters into any hedging transactions. Dealer represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Supplemental Confirmation under Rule 10b5-1.
(iv)
Company acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Supplemental Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Company or any officer, director, manager or similar person of Company is aware of any material non-public information regarding Company or the Shares.
(v)
Company shall not, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its affiliates who is directly involved with the hedging of and trading with respect to each Transaction and whose name is set forth on a list to be provided by Dealer, which list may be updated by Dealer from time to time.
(gg)
Counterparts. This Master Confirmation and any Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation or any Supplemental Confirmation by signing and delivering one or more counterparts. The words “execution,” “signed,” “signature,” and words of like import in the Agreement, this Master Confirmation, any Supplemental Confirmation or in any other certificate, agreement or document related to the Agreement, this Master Confirmation or any Supplemental Confirmation, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
(hh)
Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date.

ANNEX A

FORM OF SUPPLEMENTAL CONFIRMATION

Date: [___], 20[___]

From: [Dealer]

To: [•]

[•]

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between [Dealer] (“Dealer”) and FrontView REIT, Inc. a corporation incorporated under the laws of Mayland (“Company”), on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Dealer and Company as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation – Contingent Forward Transactions dated as August [], 2026 between Dealer and Company (as amended and supplemented from time to time, the “Master Confirmation”). All provisions contained in the Agreement (as modified and as defined in the Master Confirmation) shall govern this Supplemental Confirmation, except as expressly modified below, and capitalized terms used but not defined herein shall have the meanings specified in the Master Confirmation.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	[___], 20[___]
Maturity Date:	[___], 20[___]
Maximum Transaction Number of Shares:	[___] Shares
Initial Forward Price:	USD [___]
Contingency Premium:	USD [___]
Initial Share Price:	USD [___]
Forward Hedge Selling Commission Rate:	[insert ATM fee for contingent forward]%
Spread:	[___]
Sales Period Outside Date:	[___], 20[___]
[Contingent Forward Exclusivity End Date:	[___], 20[___]]

The Forward Price Reduction Dates and Forward Price Reduction Amounts for the Transaction are as set forth below.

Forward Price Reduction Date	Forward Price Reduction Amount
Trade Date	USD 0
[___], 20[___]	USD [___]

[___], 20[___]	USD [___]
[___], 20[___]	USD [___]
[___], 20[___]	USD [___]

For each Component of the Transaction, the Maximum Number of Shares and the Contingency Expiration Dates are as set forth below.

Component Number	Maximum Number of Shares	Contingency Expiration Date
1	[___]	[___], 20[___]
2	[___]	[___], 20[___]
3	[___]	[___], 20[___]
…	[___]	[___], 20[___]

[Signature Page Follows.]

Company hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between us with respect to the particular Transaction to which this Supplemental Confirmation relates by manually signing this Supplemental Confirmation and providing any other information requested herein or in the Master Confirmation and immediately sending an executed copy to us.

Yours sincerely,

[DEALER]
By:
Name:
Title:

Confirmed as of the date first above written:

FRONTVIEW REIT, INC.

By:___________________________________
Name:
Title: